Exhibit 1

ASX Release

Level 18, 275 Kent Street
Sydney, NSW, 2000

7 November 2022

Westpac FY22 Presentation and Investor Discussion Pack

Westpac Banking Corporation ("Westpac") today provides the attached Westpac FY22 Presentation and Investor Discussion Pack.

For further information:

Hayden Cooper
Group Head of Media Relations
0402 393 619

Andrew Bowden
General Manager, Investor Relations
0438 284 863

This document has been authorised for release by Tim Hartin, Company Secretary.

WESTPAC BANKING CORPORATION ABN 33 007 457 141

Financial results throughout this presentation are in Australian dollars and are based on cash earnings unless otherwise stated. Refer page 42 for definition. Results principally cover the 2H22, 1H22 and 2H21 periods. Comparisons of 2H22 versus 1H22 (unless otherwise stated).

Westpac 2022 Full YearResults Index 2022 Full Year Results Presentation 3 Investor Discussion Pack of 2022 Full Year Results 36 Overview 37 Results 39 Customer franchise 43 CORE 48 Sustainability 50 Earnings drivers 60 Revenue 61 Expenses 65 Impairment charges 68 Credit quality and provisions 69 Australian mortgage credit quality 80 Capital, Funding and Liquidity 86 Segment results 97 Consumer 99 Business 100 Westpac Institutional Bank 101 Westpac New Zealand 102 Specialist Businesses 106 Economics 108 Appendix 124 Contact us 137 Disclaimer 138

Peter KingChief Executive Officer

FY22 Steady progress.4Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack Well advanced on Fix and Simplify strategic priorities Core earnings growth across all banking segments in 2H22 Strong balance sheet heading into more challenging outlook Positioning Westpac for the future Solid Financial Performance

FY22 Earnings snapshot.1 Cash earnings is a measure of profit generated from ongoing operations for further detail see page 42 and 125. 2 References to notable items in this document include provisions related to estimated customer refunds, costs and litigation; write-down of assets and accelerated branch closure costs; and asset sales/revaluations.3 Return on equity is cash earnings divided by average ordinary equity. FY21FY22Change FY22 –FY21Reported net profit$5,458m$5,694m4%Dividends per share (interim and final)$1.18$1.256%Cash earnings1$5,352m$5,276m(1%)Notable items2($1,601m)($1,292m)(19%)Cash earnings basis excluding notable itemsRevenue$20,374m$19,895m(2%)Net interest margin2.02%1.87%(15bps)Expenses($10,936m)($10,170m)(7%)Core earnings$9,458m$9,725m3%Impairment (charge)/benefit$590m($335m)LargeCash earnings excluding notable items$6,953m$6,568m(6%)Return on equity39.8%9.3%(46bps)5 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

1 Excluding notable items. 8,9439,616 515 1099,4589,725FY21FY22 Contribution ofbusinesses sold Excluding notable itemsand businesses soldWestpac Group 2022 Full Year Results Presentation & Investor Discussion Pack 6 Down 79%Up 8% FY22 Core earnings1growth of 3%.

Fix Priority – reducing risk.

Customer Outcomes & Risk Excellence (CORE) program on track[1]



Sep-21
Mar-22
Sep-22
Design
76%
99%
100%
Implement
40%
63%
87%
Embed
6%
9%
32%

1 Percentages based on Westpac's assessment of completed activities. 2 Section 95 of the Reserve Bank of New Zealand Act 1989.

Addressing past issues

14 major customer remediation programs closed in FY22 with $567m returned to customers, 8 major programs remain open

Settled 7 regulatory proceedings

Resolved 2 class actions, subject to court approval

Upgraded financial crime system and capability

APRA liquidity overlay removed

Progress on New Zealand s95[2] program

7 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Simplify Priority – moving to further simplify banking.

Portfolio simplification

3 businesses **exited** in FY22

Total of **7 business** exits completed

2 businesses **under agreement to divest**

Geographic simplification

2 Asian offices **closed**

3 Asian offices **no longer operating**

Banking simplification

27 Co-located **branches**

Products **reduced** by more than **150**

Enabled self service for **285** requests

Digital mortgage launched

47 applications **decommissioned**

400+ processes and paper forms **digitised**

8 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Movements in core earnings by segment.

FY22 – FY21 ($m)


9,458
(273)
466
232
26
98
124
(406)
9,725
Up 3%
FY21 core earnings ex notable items
Consumer
Business
WIB
NZ (A$) ex businesses sold
SB ex businesses sold
Group Businesses
Businesses sold
FY22 core earnings ex notable items

2H22 – 1H22 ($m)


4,589
310
452
84
37
37
(334)
(39)
5,136
Up 12%
1H22 core earnings ex notable items
Consumer
Business
WIB
NZ (A$) ex businesses sold
SB ex businesses sold
Group Businesses
Businesses sold
2H22 core earnings ex notable items

9 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Consumer – better franchise performance.

Performance

- Improved mortgage growth
- Growing main bank relationships
- Margin 17bps lower on year, up 7bps over 2H22
- Expenses[1] down 3% over the year
- Credit quality in good shape

Simplification and digital

- Completed Westpac app roll-out for consumers
- Personal financial management features launched
- New security features released
- Eliminated 112 fees

Australian mortgages ($bn)


455.7
Up 1%
458.4
Up 2%
467.6
Sep-21
Mar-22
Sep-22

Core earnings excluding notable items ($m)


2,495
Down 7%
2,332
Up 13%
2,642
2H21
1H22
2H22

1 Excluding notable items.

10 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Business – sustainable growth.

Performance

- Significantly higher core earnings
- Benefit from 157% deposit to loan ratio and higher deposit spreads
- Margin 7bps lower on year, up 74bps over 2H22
- Expenses[1] down 12% over the year
- Reduction in Fix projects

Simplification and digital

- Banker productivity improved – lending settlements increased 52%
- Increased use of digital lending application form
- Simplified annual reviews
- ~18,000 next generation merchant terminals
- Piloting 'Tap on Phone' capability

Net loans ($bn)


78.4
Up 3%
80.9
Up 5%
84.9
Sep-21
Mar-22
Sep-22

Core earnings excluding notable items ($m)


371
Up 36%
504
Up 90%
956
2H21
1H22
2H22

1 Excluding notable items.

11 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

WIB –deepening relationships.12Net loans ($bn)Core earnings excluding notable items ($m) Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack 67.774.085.2Sep-21Mar-22Sep-22 3534925762H211H222H22Performance•Reset the business model, reduced risk•Loans up 26%, >80% to existing customers•Core earnings much higher, ROE up•Expanding carbon trading desk Up 15%Up 17%Simplification and digital•35,000 hours of manual work saved from process reengineering•New online FX pricing calculator Up 39% Up 9%

NZ – reset in progress.

Performance

- Lending up 5% over the year
- Broad based growth
- Margin flat on year, up 5bps over 2H22
- Leading participant in sustainable transactions[1] in NZ

Simplification and digital

- Completed sale of NZ life insurance
- Products for sale down 16%
- Improved IT system stability
- Launched 'Verify Now' – secure digital onboarding
- Progressing s95 program

Net loans (NZ$bn)


92.6
Up 2%
94.0
Up 3%
96.8
Sep-21
Mar-22
Sep-22

Core earnings excluding notable items (NZ$m)


679
Up 2%
692
Up 6%
736
2H21
1H22
2H22

1 Sustainable finance transactions refers to green, social, sustainability, sustainability-linked and re-linked loans and bonds.

13 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Revised cost target of $8.6bn by FY24.[1]

We are committed to reducing costs by FY24

- We revised our FY24 Target as
  - Inflation[2] higher than initially assumed
  - Persistence of some regulatory and compliance costs beyond FY23
- Revised target[3] excludes
  - Specialist Businesses segment
  - Acquisitions or notable items

Specialist Businesses ($m)[4]	FY21	FY22
Revenue	1,949	322
Expenses	1,478	1,047

Expenses, ex Specialist Businesses ($bn)



11.8
1.7
10.1
9.7
0.3
9.4
8.6
Notable items
Ongoing & Fix
FY21
FY22
FY24 Target

1 The information on this page contains 'forward-looking statements' and statements of expectation reflecting Westpac's current views on future events. They are subject to change without notice and certain risks, uncertainties and assumptions which are, in many instances, beyond its control. They have been based upon management's expectations and beliefs concerning future developments and their potential effect on Westpac. Should one or more of the risks or uncertainties materialise, or should underlying assumptions prove incorrect, actual results may differ materially from those expressed or implied in such statements. Investors should not place undue reliance on forward-looking statements and statements of expectation. Except as required by law, Westpac is not responsible for updating, or obliged to update, any matter arising after the date of this presentation. The information in this page is subject to the information in Westpac's ASX filings, including in its 2022 Full Year Financial Results and elsewhere in this presentation. 2 Inflation expected to fall from current level of around 7.3%, to closer to 3% by FY24. 3 Also excludes any significant rise in expenses from uncertain or not fully scoped matters. 4 Includes notable items

14 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Becoming a net-zero, climate resilient bank.

Reducing our direct operational emissions

- Reduced scope 1 and 2 direct operational emissions by 70% since 2016[1]
- Reduced scope 3 supply chain (non-financed) emissions by 29% since 2016[1]
- Reached equivalent of 52% of our electricity consumption from renewables
- Maintained carbon neutral certification[2] in Australia since 2012, in NZ since 2019

Helping customers transition to net-zero

- Joined Net-Zero Banking Alliance (NZBA)
- Set interim 2030 financed emissions lending targets for five sectors
- Engaging customers on their transition plans, building banker capability
- Supported WIB and WNZL customers across 69 sustainable finance transactions[3]
- Largest bank lender to greenfield renewable energy projects in Australia over the past 5 years[4]

Collaborating for impact

- Participated in the Australian Industry Energy Transitions Initiative
- Joined the TNFD[5] Forum supporting development of a nature-related disclosure framework
- Participated in APRA's Climate Vulnerability Assessment
- Reporting based on global sustainability frameworks including TCFD, GRI and SASB[6]

1 Against 2016 baselines. 2 Certification is obtained for Westpac's Australian and New Zealand direct operations under the Australian Government's Climate Active Carbon Neutral Standard for Organisations and the New Zealand Toitū net carbonzero certification respectively. Further information can be found on the Sustainability Performance Reports page on our website. 3 Sustainable finance transactions refers to green, social, sustainability, sustainability-linked and re-linked loans and bonds. 4 Based on IJGlobal and Westpac Research data. 5 Taskforce on Nature-related Financial Disclosures. 6 Taskforce on Climate-related Financial Disclosures, Global Reporting Initiative and Sustainability Accounting Standards Board, since 2017.

15 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Fully franked final dividend – 64cps.

Payment considers Medium term outlook for return and growth

Sustainable payout ratio range ~60 – 75%

Final dividend yield 6.2%[1], fully franked 8.8%[1]

Shares issued to satisfy DRP

Dividends per ordinary share (cents)



2H
1H
118
Up 6%
125
60
64
31
58
61
FY20
FY21
FY22

Dividend payout ratio (%)

	FY21	FY22
Cash earnings	81	**83**
Cash earnings (ex notable items)	62	**67**

1 Based on 30 September 2022 closing price of $20.64.

16 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Michael RowlandChief Financial Officer

2H22 results summary.

Strong core earnings momentum

- Core earnings excluding notable items up 12% on 1H22
- Costs[1] down 2%, FTE 3% lower
- Revenue[1] up 5%, higher margins
- Margin ex Treasury & Markets up 10bps

Balance sheet strong

- CET1 capital ratio 11.3%, pro forma[2] 11.4%
- LCR and NSFR well above regulatory minimums
- Proactive on funding – higher deposits, well timed wholesale issuance

Credit quality in good shape

- Stressed exposures to TCE[3] 1.07%, down 3bps
- Mortgage 90+ day delinquency 0.69%, down 13bps
- Provisions to credit risk RWA 1.3%

1 Excluding notable items. 2 Following the divestment of superannuation and Advance Asset Management expected in 1H23 of approximately 10bps. 3 TCE is total committed exposure.

18 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Notable items and simplification impacts.

Notable items

($m after tax)	1H22	2H22
Remediation and litigation	(65)	**(68)**
Write-down of assets & accelerated branch closure costs	(154)	**(129)**
Asset sales / revaluations	213	**(1,089)**
Total cash earnings impact	**(6)**	**(1,286)**

Contribution of businesses sold[1]

($m)	FY21	1H22	2H22
Core earnings	515	74	**35**
Cash earnings	389	57	**16**

Included in businesses sold	FY21	1H22	2H22
General Insurance	✓	–	–
Lenders Mortgage Insurance	✓	–	–
Vendor Finance	✓	–	–
Motor Vehicle Finance & Novated Leasing	✓	✓	–
NZ life insurance	✓	✓	–
Australian life insurance	✓	✓	✓

1 Contribution of businesses sold in respective period. For detail on the contribution of business under sale agreement and presented as Held for Sale refer to Westpac's 2022 Full Year Financial Results Announcement Section 5 Note 8.

19 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

2H22 Cash earnings ($m) 2H22 – 1H22.



$45m reduction from businesses sold
564
(117)
100
(57)
(124)
3,467
(1,286)
3,095
6
3,101
Core earnings up 12%
2,181
Up 12%
Down 30%
1H22
1H22 notable items
1H22 ex notable items
Net interest income
Non-interest income
Expenses
Impairment charges
Tax & NCI[1]
2H22 ex notable items
2H22 notable items
2H22

1 NCI is non-controlling interests.

20 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Movement in lending ($bn).



710.8
719.6
10.5
(1.4)
3.9
11.2
(2.1)
(0.3)
(1.8)
739.6
Up $2.8bn in NZ$
Up $20bn or 3%
Sep-21
Mar-22
Mortgages - Owner occupier
Mortgages - Investor[1]
Business
Institutional
New Zealand (in A$)
Personal (ex Auto)
Auto
Sep-22

Improved risk profile of the portfolio over last 5 years (Sep-17 to Sep-22)

Total Loans (%)



4
11
17
68
2
11
16
71
Sep-17
Sep-22
Other consumer
Institutional
Business
Mortgages

- **More mortgages, less other consumer** lending
- **I/O[2] mortgages** 14% of Australian mortgages (Sep-17 46%)
- **Owner occupied** 66% of Australian mortgages (Sep-17 56%)
- **Sold** wholesale dealer and vendor financing books

1 Includes line of credit. Investor mortgages are up $0.8bn under APRA definition in the Monthly Authorised Deposit-taking Institution Statistics. 2 I/O is interest only

21 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Australian mortgages – improved growth.

Mortgage lending flows ($bn)


458
33
6
(17)
(12)
468
Up 2%
Mar-22
New lending ex refinance
Net refinance
Property sale and other
Paydown
Sep-22

Mortgage time to right (days)[1]


Third party
Proprietary
11.7
9.6
9.9
7.6
8.1
6.3
Sep-21
Mar-22
Sep-22

Mortgage growth (major bank system multiple[2])


1.1x
0.4x
1.0x
2H21
1H22
2H22

1 Based on time from application start (for 1st party) or application submitted (for 3rd party) to unconditional approval and is the median time for applications approved within the month, this chart represents the exit rate. 2 Comparison to major bank system, adjusted for the acquisition of Citibank by NAB, from APRA Monthly Authorised Deposit-taking Institution Statistics.

22 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Margins up.

Net interest margin (% and bps)



Treasury & Markets impact on NIM
NIM excl. Treasury & Markets
1.85
0.15
1.70
(5bps)
(9bps)
24bps
4bps
Cyclical impact from rate lag effects
0bps
2bps
(6bps)
(5bps)
1.90
0.10
1.80
Exit margin 1.85%[1]
1H22
Loans
Customer deposits
Funding
Capital & other
Liquid assets
Treasury & Markets
2H22

Term debt issuance and maturity profile[2] ($bn)



Term wholesale funding
TFF[3]
FLP[4]
Issuance
Maturities
31
18
13
35
2
12
21
43
2
42
38
18
21
40
2
12
26
FY20
FY21
FY22
FY23
FY24

Tractor rate[5] (%, bps)



Capital $51bn: 3yr hedge
Deposits $65bn: 4yr hedge
Tractor
3 year swap rate (spot)
5%
4%
3%
2%
1%
0%
Sep-19
Sep-20
Sep-21
Sep-22

1 Exit margin refers to margin for the month of Sep-22 excluding Treasury & Markets. 2 Based on residual maturity and FX spot currency translation. Includes all debt issuance with contractual maturity greater than 13 months excluding US Commercial Paper and Yankee Certificates of Deposit. Contractual maturity date for hybrids and callable subordinated instruments is the first scheduled conversion date or call date for the purposes of this disclosure. Perpetual sub-debt has been included in >FY27 maturity bucket. Maturities exclude securitisation amortisation. 3 Term Funding Facility. 4 NZ Funding for Lending Programme. 5 Tractor is the blended average rate earned on hedged capital and low rate deposits.

23 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Margin drivers – ex Treasury & Markets.

Westpac – 2H22 movement

Interest rates	• 3yr swap rates increased ~150bps
Lending ***(14bps)***	• Compression from competition, switching and mix (9bps) • Rate lag impact (5bps)
Deposits ***25bps[2]***	• At call and term deposit spreads improved • Rate lag impact 4bps
Liquidity ***(6bps)***	• Increase in liquid assets portfolio • Higher cost of funding liquid assets
Hedged balances ***~5bps***	• Capital • Deposits

Industry – 1H23 considerations[1]

Tailwinds

- ✓ Impact of higher rates still to fully flow through on deposits
- ✓ Higher earnings on capital and hedged deposits
- ✓ Roll-off of lower spread fixed rate mortgages

Headwinds

- × Deposit mix impact
- × Highly competitive mortgage environment
- × Wholesale funding costs higher, including from phase-out of CLF

1 This page contains 'forward-looking statements' and statements of expectation. Please refer to the disclaimer on page 138. 2 Excludes impact of hedged deposits.

24 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Non-interest income down 4%.[1]

Net fees[1] ▼ 2%

- Higher provisions for credit card customer remediation
- Increased scheme fees and reward costs driven by higher spend



813
845
827
97
116
111
172
162
165
232
265
248
312
302
303
2H21
1H22
2H22
WIB
Consumer
Buisness
Other

Wealth[1] ▲ 5%

- Higher duration cash managed revenue



360
354
371
2H21
1H22
2H22

Trading and other[1] ▼17%

- Lower DVA[2] as credit spreads widened
- Market volatility drove lower customer demand and losses on revaluations and hedges
- One-off in 1H22 – General Insurance distribution milestone payment $25m



401
414
343
139
75
62
39
223
373
340
(34)
(59)
2H21
1H22
2H22
Trading
DVA
Other

1 Excludes the impact of notable items and income for businesses sold. Income for businesses sold includes General Insurance, Lenders Mortgage Insurance, Vendor Finance, Motor Vehicle Finance & Novated Leasing, NZ life insurance and Australian life insurance; prior figures have been aligned to current presentation for comparability. 2 Derivative valuation adjustments.

25 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

2H22 – 1H22 expenses ($m).


5,366
(231)
5,135
452
(368)
(3)
(121)
(48)
(12)
5,035
390
5,425
Mainly increase in wages and variable reward
Down 2% ex notable items
Up 1%
1H22
1H22 notable items
1H22 ex notable items
Ongoing expenses
Cost reset benefits
Investment ex Fix
Fix
SB ex businesses sold
Impact of businesses sold
2H22 ex notable items
2H22 notable items
2H22

26 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Credit quality metrics improved.

Stressed exposures as a % of TCE[1]



Watchlist & substandard
90+ day past due and not impaired
Impaired
1.05
1.08
1.20
1.91
1.36
1.10
1.07
0.56
0.55
0.55
0.85
0.49
0.40
0.43
0.34
0.39
0.48
0.80
0.68
0.56
0.51
0.15
0.14
0.17
0.26
0.19
0.14
0.13
Sep-17
Sep-18
Sep-19
Sep-20
Sep-21
Mar-22
Sep-22

1 TCE is total committed exposure.

Australian mortgage delinquencies (%)



30+ day delinquencies
90+ day delinquencies
4.0
3.0
2.0
1.0
0.0
1.21
0.75
Sep-19
Mar-20
Sep-20
Mar-21
Sep-21
Mar-22
Sep-22

Australian unsecured delinquencies (%)



30+ day delinquency
90+ day delinquency
6.00
4.75
3.50
2.25
1.00
2.79
1.60
Sep-19
Mar-20
Sep-20
Mar-21
Sep-21
Mar-22
Sep-22

27 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Overlays lower•COVID-19 released•Construction reduced•New mortgage overlay•Some overlays reflected in modelled economic scenarios IAP3lower•Small decrease, mainly institutional CAP2(ex overlays) higher •Portfolio growth •Weaker economic forecasts•Reassessed severity for business portfolio•Downside weight unchanged at 45%•Credit quality metric improvedImpairment provisions –2H22.28Total impairment provisions1($m)1 Excludes provisions for debt securities. 2CAP is Collectively Assessed Provision. 3 IAP is Individually Assessed Provision. Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack 412832501452943 1,131 989 947 1,578 1,601 1,258 1,685 818 788 791 841 1716471,1367003,9224,9994,6754,625Sep-19Sep-21Mar-22Sep-22 OverlaysStage 3 IAP3Stage 3 CAP2Stage 1 CAP2Stage 2 CAP2 Total CAP: $4,174mTotal CAP: $4,173m

Credit impairment charge / (benefit) composition.

($m).



Individually assessed provisions
Collectively assessed provisions
Total
New IAPs
Write-backs & recoveries
Write-offs direct
Other movement in CAP
144
466
97
123
(194)
(203)
(166)
(138)
318
296
218
228
(640)
(777)
(10)
(17)
(372)
(218)
139
196
1H21 2H21 1H22 2H22
1H21 2H21 1H22 2H22
1H21 2H21 1H22 2H22
1H21 2H21 1H22 2H22
1H21 2H21 1H22 2H22

29 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Changing credit cycle in perspective.

Portfolio quality improved

- Lower risk in portfolio
- Stress lower
- Higher serviceability thresholds since 2015
- Material rise in property prices over last five years

Most customers well prepared

- Mortgages
  - 68% ahead of repayments
  - Offset balances remain high
  - Actual losses $2m in 2H22
  - Only 1% of portfolio with dynamic LVR >90%
  - Extensive analysis of portfolios
- Unemployment at generational lows

Well provisioned

- Provision balances 18% higher than pre COVID-19 levels
- 45% weight to downside (5% to upside)
- $700m in overlays
- Resourcing support teams for higher stress

30 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

11.33 73bps 18bps11.29 (45bps) (38bps)(12bps)Mar-22CashearningsDividendRWAOtherDivest-mentsSep-22Capital within operating range.31CET1 Capital (%, bps)IRRBB RWA ($bn)CET1 capital ratio operating range of 11.0 –11.5% from 1 January 2023.1 This page contains 'forward-looking statements' and statements of expectation. Please refer to the disclaimer on page 138. Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack (4)8192114162017 2 3 4 511284343 Sep-21 Mar-22 Jun-22 Sep-22 Optionality andbasis risk Repricing andyield curve risk Embeddedloss/(gain) Other capital considerationsPlatforms sale•Work continues on a potential sale Tyro Payments (potential acquisition)•18 Oct 2022 –announced preliminary discussions on potential 100% acquisition•Discussions continue•No certainty on any transactionBasel III revisions1•Finalisation expected to add to CET1 capital ratio –from 1 Jan 2023

1H23 Considerations.[1]

Net interest income

- System credit growth expected to slow – targeting growth around major bank system
- Exit margin[2] excl. Tsy & Markets for Sept 2022 ~1.85%
- Headwinds on margin with pressure from competition and higher wholesale funding costs

Non-interest income

- Full period impact of business exits (FY22 impact $135m)
- Markets income difficult to predict

Expenses

- 1H23 costs (ex notable items) expected to be 0% – 2% lower
- Regulatory/compliance costs expected to remain elevated
- FY24 cost target revised to $8.6bn[3]

Credit quality

- Expect some deterioration in credit metrics
- Well provisioned and positioned for changing environment

Reporting simplification

- Stop reporting cash earnings – statutory profit only
- Changing the way we manage hedges to reduce the impact of fair value adjustments
- Will continue to disclose large and infrequent items

1 The information on this page contains 'forward-looking statements' and statements of expectation reflecting Westpac's current views on future events. They are subject to change without notice and certain risks, uncertainties and assumptions which are, in many instances, beyond its control. They have been based upon management's expectations and beliefs concerning future developments and their potential effect on Westpac. Should one or more of the risks or uncertainties materialise, or should underlying assumptions prove incorrect, actual results may differ materially from those expressed or implied in such statements. Investors should not place undue reliance on forward-looking statements and statements of expectation. Except as required by law, Westpac is not responsible for updating, or obliged to update, any matter arising after the date of this presentation. The information in this page is subject to the information in Westpac's ASX filings, including in its 2022 Full Year Financial Results and elsewhere in this presentation. 2 Exit margin is net interest margin excluding Treasury and Markets for the month of September 2022. 3 Subject to exclusions and assumptions outlined on page 14.

32 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Peter KingChief Executive Officer

FY23 – Solid outlook, some uncertainty.

Most customers well prepared

Unemployment to return to historic levels

Credit growth expected to ease

Housing prices likely to decline further

Effects will be uneven

Australian economic forecasts[1]	Dec-22	Dec-23
Cash rate	**3.10%**	3.85%
GDP	**3.4%**	1.0%
Terms of trade	**4.6%**	(11.0%)
Unemployment rate	**3.3%**	4.5%
Inflation	**7.9%**	4.1%
Credit growth	**8.4%**	2.7%
Housing price forecasts from Apr-22 peak	**(8%)**	(16%)

1 Forecasts from Westpac Economics.

34 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

FY22 Steady progress.35Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack Well advanced on Fix and Simplify strategic priorities Core earnings growth across all banking segments in 2H22 Strong balance sheet heading into more challenging outlook Positioning Westpac for the future Solid Financial Performance

InvestorDiscussion PackFix. Simplify. Perform.

Overview

Westpac Group at a glance.

Overview

- Australia's first bank and oldest company founded in 1817
- Repositioning business portfolio to focus on banking
- Australia's 3rd largest bank and 37th largest bank in the world, ranked by market capitalisation[1]
- Strong market share in key products
- Capital ratios are in the top quartile globally
- Credit ratings[2] AA- / Aa3 / A+
- Joined the Net-Zero Banking Alliance and supporting the transition to a net-zero economy by 2050

Our brands

Westpac, Westpac New Zealand, BankSA, BT, RAMS, St.George, Bank of Melbourne

Key statistics at 30 September 2022

Customers[3]	**12.7m**
Australian household deposit market share[4]	**20%**
Australian mortgage market share[5]	**21%**
Australian business credit market share[5]	**15%**
New Zealand deposit market share[6]	**18%**
New Zealand consumer lending market share[6]	**18%**

Key financial data for FY22

Reported net profit after tax	**$5,694m**
Cash earnings	**$5,276m**
Expense to income ratio[7]	**56.8%**
Common equity Tier 1 capital ratio (APRA basis)	**11.3%**
Return on equity[7]	**7.5%**
Total assets	**$1,014bn**
Total liabilities	**$944bn**
Market capitalisation[8]	**$72bn**

1 30 Sep 2022 Source: S&P Capital IQ, based in US$. 2 S&P Global Ratings, Moody's Investors Service and Fitch Ratings respectively. All three credit rating agencies have Westpac Banking Corporation on a stable outlook. 3 Customer numbers related to businesses sold, held for sale or in run-off at 30 Sep 2022 have been excluded. 4 APRA Banking Statistics, September 2022. 5 RBA Financial Aggregates, September 2022. 6 RBNZ, September 2022. 7 Cash earnings basis. 8 Based on share price at 30 Sep 2022 of $20.64.

38 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

2H22 cash earnings.

Results

	1H22 ($m)	2H22 ($m)	Change 2H22 – 1H22 (%)
Net interest income	8,028	**8,577**	7
Non-interest income	1,931	**465**	(76)
Expenses	(5,366)	**(5,425)**	1
Core earnings	4,593	**3,617**	(21)
Impairment benefit/(charge)	(139)	**(196)**	41
Tax and non-controlling interests (NCI)	(1,359)	**(1,240)**	(9)
Cash earnings	3,095	**2,181**	(30)
Add back notable items (after tax)	6	**1,286**	Large
Cash earnings ex notable items	3,101	**3,467**	12
Reported net profit	3,280	**2,414**	(26)

Cash earnings 2H22 – 1H22 ($m)



NIM[1] excluding Treasury and Markets up 10bps from higher deposit spreads offsetting lower lending spreads, AIEA[2] up 3% from lending and increased liquid assets
Lower income following the sale of businesses, lower markets trading income
Predominantly due to the loss on the completion of the sale of Australian life insurance
Exiting businesses, simplification benefits and completion of some Fix programs, average FTE[3] down 5%
3,095
6
3,101
564
(117)
100
(57)
(124)
3,467
(1,286)
2,181
Up 12% ex notable items
Down 30%
1H22
Add back notable items
1H22 ex notable items
Net interest income
Non-interest income
Expenses
Impairment charges
Tax & NCI
2H22 ex notable items
Notable items
2H22

1 Net interest margin (NIM). 2 Average interest-earning assets (AIEA). 3 Full time equivalent (FTE).

39 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

FY22 cash earnings.

Results

	FY21 ($m)	FY22 ($m)	Change FY22 – FY21 (%)
Net interest income	16,714	**16,605**	(1)
Non-interest income	4,324	**2,396**	(45)
Expenses	(13,283)	**(10,791)**	(19)
Core earnings	7,755	**8,210**	6
Impairment benefit/(charge)	590	**(335)**	Large
Tax and non-controlling interests (NCI)	(2,993)	**(2,599)**	(13)
Cash earnings	5,352	**5,276**	(1)
Add back notable items (after tax)	1,601	**1,292**	(19)
Cash earnings ex notable items	6,953	**6,568**	(6)
Reported net profit	5,458	**5,694**	4

Cash earnings FY22 – FY21 ($m)


8% AIEA growth mostly from liquid assets. Average loans up 4%. NIM down 15bps due to lending competition and higher liquid assets
Loss of income from businesses sold, lower markets trading income, partly offset by higher fee income
Moved from impairment benefit in FY21 to an impairment charge in FY22, impairment charge/gross loans at 5 bps
Costs down 7% due to benefits of simplification, completion of some Fix initiatives, businesses sold and lower amortisation, average FTE down 5%
5,352
1,601
6,953
19
(518)
766
(925)
273
6,568
(1,292)
5,276
Down 6% ex notable items
Down 1%
FY21
Add back notable items
FY21 ex notable items
Net interest income
Non-interest income
Expenses
Impairment charges
Tax & NCI
FY22 ex notable items
Notable items
FY22

40 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

FY22 financial snapshot.

Results

	FY22	Change FY22 – FY21	Change 2H22 – 1H22
Earnings[1]			
Earnings per share (cents)	**148.0**	1%	(27%)
Core earnings ($m)	**8,210**	6%	(21%)
Cash earnings ($m)	**5,276**	(1%)	(30%)
Return on equity (%)	**7.50**	(5bps)	(247bps)
Dividend (cents per share)	**125**	6%	5%
Expense to income ratio (%)	**56.79**	Large	Large
Net interest margin (%)	**1.87**	(17bps)	5bps
Credit quality			
Impairment charge to average gross loans (bps)	**5**	13bps	1bp
Impaired assets to gross loans (bps)	**20**	(10bps)	(3bps)
Impaired provisions to impaired assets (%)	**48.0**	(6ppts)	Flat
Total provisions to credit RWA (bps)	**128**	(12bps)	(2bps)
Collectively assessed provisions to credit RWA (bps)	**116**	(1bps)	Flat

	FY22	Change FY22 – FY21	Change 2H22 – 1H22
Balance sheet			
Total assets ($bn)	**1,014**	8%	5%
Common equity Tier 1 (CET1) capital ratio (APRA basis) (%)	**11.29**	(103bps)	(4bps)
CET1 capital ratio (Internationally comparable[2]) (%)	**17.57**	(60bps)	21bps
CET1 capital ($m)	**53,943**	Flat	3%
Risk weighted assets (RWA) ($bn)	**478**	9%	4%
Average interest-earning assets ($bn)	**887**	8%	3%
Loans ($bn)	**740**	4%	3%
Customer deposits ($bn)	**613**	6%	2%
Net tangible assets per share ($)	**17.2**	2%	Flat
Funding and liquidity			
Customer deposit to loan ratio (%)	**82.9**	121bps	(65bps)
Net stable funding ratio[3] (%) (NSFR)	**121**	(4ppts)	(4ppts)
Liquidity coverage ratio[4] (%) (LCR)	**132**	3ppts	(5ppts)
Total liquid assets[5] ($bn)	**258**	13%	6%

1 All measures are on a cash earnings basis. 2 Internationally comparable methodology aligns with the APRA study titled 'International Capital Comparison Study' dated 13 July 2015. 3 NSFR is reported on a spot basis. 4 LCR is reported on a quarterly average basis. 5 Total liquid assets represent cash, interbank deposits and assets eligible for existing repurchase agreements with a central bank in limited circumstance.

41 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Results

Cash earnings and reported net profit reconciliation.

Cash earnings[1] policy

- Westpac uses a measure of performance referred to as cash earnings to assess financial performance at both a Group and segment level
- To calculate cash earnings, reported net profit is adjusted for:
  - Material items that key decision makers at Westpac believe do not reflect our operating performance
  - Items that are not normally considered when dividends are recommended, such as the impact of economic hedges
  - Accounting reclassifications between individual line items that do not impact reported results
- Westpac will no longer be reporting on a cash earnings basis from 1 October 2022. Details on the implication of these changes will be announced before the 1H23 result

	FY22 ($m)	Change FY22 – FY21 (%)	Change 2H22 – 1H22 (%)
Cash earnings	**5,276**	(1)	(30)
Cash EPS (cents)	**148.0**	1	(27)
Reported net profit	**5,694**	4	(26)
Reported EPS (cents)	**159.9**	7	(24)

Reported net profit and cash earnings ($bn)


Reported profit
Cash earnings
8.1
8.1
6.8
6.8
2.3
2.6
5.5
5.4
5.7
5.3
FY18
FY19
FY20
FY21
FY22

Reported net profit and cash earnings adjustments ($m)

	FY21	FY22
Reported net profit	**5,458**	**5,694**
Fair value (gain)/loss on economic hedges	(138)	**(470)**
Ineffective hedges	32	**52**
Cash earnings	**5,352**	**5,276**

1 Cash earnings is not a measure of cash flow or net profit determined on a cash accounting basis, as it includes non-cash items reflected in net profit determined in accordance with AAS (Australian Accounting Standards). The specific adjustments outlined include both cash and non-cash items. Cash earnings is reported net profit adjusted for material items to ensure they appropriately reflect profits available to ordinary shareholders. All adjustments shown are after tax. For further details refer to page 125.

42 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Customer franchise.

Customer franchise

MFI share[1,2]



Westpac
St.George brands
15.6%
5.4%
10.2%
15.7%
5.2%
10.5%
16.4%
5.3%
11.0%
16.3%
5.3%
11.0%
1H21
2H21
1H22
2H22



Westpac
St.George brands
Peers
14.4%
29.0%
11.7%
16.3%
5.3%
11.0%
Peer 1
Peer 2
Peer 3
Westpac Group

Customer numbers[3] (#m)



Australian banking
New Zealand
Other[4]
12.8
1.2
1.3
10.3
12.7
1.1
1.3
10.3
12.6
1.0
1.3
10.3
12.7
1.0
1.3
10.4
Sep-20
Sep-21
Mar-22
Sep-22

Customer satisfaction (CSAT)[2]

Net Promoter Score (NPS)[2]



Consumer
Westpac
St.George brands
Peers
7.6
7.6
7.5
7.4
Feb-20 Aug-20 Feb-21 Aug-21 Feb-22 Aug-22
6.3
5.4
3.5
1.1
-0.1
Business
7.7
7.4
7.3
7.3
6.8
7.1
-3.6
-8.3
-11.4
-22.9
New Zealand
70
66
65
62
Mar-20 Sep-20 Mar-21 Sep-21 Mar-22 Sep-22
32
31
23
16
7

Charts may not add due to rounding

1 Main Financial Institution for Consumer customers. Data at August 2022. 2 Refer page 136 for details of the metric provider. 3 Customer numbers related to businesses sold, held for sale or in run-off at September 2022 have been excluded from all periods. 4 Other includes WIB, Westpac Pacific and Platforms customers.

43 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Continued migration to digital.

Customer franchise

Less physical

Australian ATMs (#)


1,399
1,352
1,270
1,153
1,071
Down 7%
Down 16%
Sep-20
Mar-21
Sep-21
Mar-22
Sep-22

Australian branches (#)[1]


At 30 September 2022
we had 27 co-located branches
931
891
851
781
732
Down 6%
Down 14%
Sep-20
Mar-21
Sep-21
Mar-22
Sep-22

Call Centre Volume (#m)


4.3
3.9
3.8
3.3
3.4
Up 3%%
Down 12%
2H20
1H21
2H21
1H22
2H22

Branch OTC[2] transactions (#m)


Increase in branch volume
due to re-opening after COVID-19
restrictions
12.5
12.9
11.7
11.1
11.5
Up 3%
Down 2%
2H20
1H21
2H21
1H22
2H22

More digital

Digitally active customers[3] (#m)


5.09
5.15
5.24
5.31
5.48
Up 3%
Up 5%
Sep-20
Mar-21
Sep-21
Mar-22
Sep-22

Accounts with eStatements


Number (#m)
eStatements (%)
55
58
60
62
64
11.2
11.9
12.3
12.7
13.5
Up 6%
Up 10%
Sep-20
Mar-21
Sep-21
Mar-22
Sep-22

Digital Sales[3] – Consumer


Sales (#m)
Sales (%)
42
41
45
45
43
0.33
0.30
0.32
0.32
0.37
Up 17%
Up 15%
2H20
1H21
2H21
1H22
2H22

Digital transactions[3,4] (#m)


277
298
316
334
356
Up 7%
Up 13%
2H20
1H21
2H21
1H22
2H22

1 Includes all points of presence including Advisory, Community Banking Centres and Kiosks. Kiosks have been restated in comparatives. Co-located branches refer to a single branch location where more than one brand operates. Each co-located branch is considered two points of presence. 2 Over the counter. 3 Refer to page 136 for definition. 4 Digital transactions include all payment transactions (transfer funds, Pay Anyone and BPAY) within Westpac Live and Compass, excluding. Corporate Online and Business Banking online.

44 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Investing in the Westpac digital experience.

Customer franchise


Business

Westpac app functionalities

- Market leading user experience and best in class search and navigation features[1]
- Enhanced self serve capabilities
- New app for business customers with tailored features
  - Business Hub centralises business functions where users can approve payments and view transactions
  - Simplified payment and authorisation processes allowing users to check, review and authorise payments
- Improved, <2 second log-on speed
- 38% increase in mobile only active customers since iOS launch[2]
- 39 average monthly app sessions per customer in Sep-22


Congratulations Josephine, you're approved

Digital Mortgage

- Launched capability to provide unconditional home loan approval for selected refinance customers
- Capabilities include
  - Automated valuation and title search
  - Electronic verification of identity
  - Auto-verification of income using transactional data
  - Simplified required customer financials and auto verification
  - Automated full approval decision
- Expansion of capability to continue in FY23 – including making available for more customers and loan types



Personal Financial Management

- Launched embedded personal financial management features in the Westpac app
- Over 720,000 users interacted with this feature since launch in Sep-22
- Provides customers with greater insight into their spending based on transaction account data and tools to enable customer to track their spending
- Key functions, helping customers manage their finances, include
  - Transaction categorisation
  - Cashflow analysis
  - Spending insights
- Further features to be launched in FY23

1 Forrester Research: Digital Experience Review™ – Australian Mobile Banking Apps, Q3 2022. 2 iOS launch in Feb-21.

45 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Investing in the Westpac digital experience.

Customer franchise



EFTPOS Now

Next generation smart terminals

- Improved experience for merchants and their customers with
  - Portability for ease of use
  - Digital receipts features to support accessibility
  - Android-based operating system offering integrated apps to support industries, such as retail and hospitality
- Currently in pilot with new applications, LitePOS (point of sale), cloud-based POS integration app (MX51) and customer loyalty
- Rolled-out 18,000 new terminals (EFTPOS Now and Connect)



EFTPOS Air

- Launching EFTPOS Air, 'Tap on Phone' technology, turning a NFC-enabled Android phone into a payment terminal via an app – no additional hardware required
- A fast, simple, and cost-effective method of accepting in-person payments for small businesses
  - Flat fee structure, no lock in contract
  - Simple set up – approved online and begin taking payments via the app
  - Email receipts and invoices
  - Live sales analytics and reporting
  - Same day business settlement
- Expanding availability across small business customers from Jan-23



Safety and security

- Dynamic CVC used by ~13,000 customers per day, reduces card fraud by 80% versus cards with static CVC
- Biometric fraud detection being used, resulting in better customer experience and less identity theft
- Real-time blocking of potentially questionable online merchants, ~$58m for 204,000 customers blocked since Jan-22
- Progressively rolling-out advanced customer behavioural tool to help combat remote access scams

46 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Our cyber security protection.

Customer franchise

- **Significant increase** in our cyber investment and capability since 2014
- Common cyber threats **drive increasing threat volumes**
- Participate in and support **12 cyber information sharing communities** including with governments and industry participants
- Monthly investigation of **>1,800 alerts or suspicious events**
- **Blocked ~ 1.4m malicious** or spam emails per month
- **Blocked >700k attack attempts** on our internet-facing applications in Aug-22
- Responded to and removed **>800 phishing sites impersonating** Westpac this year



Customers
Employees
Suppliers
Core Security
System Security
Data
Monitoring, intelligence and networks

Employees
We have **controls** around **who we hire**; **how their access** is granted; and **monitoring** of system use

Customers
Dedicated controls that seek to protect customers from **fraud**, including multi-factor authentication

Suppliers
Subject to **security reviews**, limited access to our systems and data, and continual **performance monitoring**

Core security
Core **security capabilities** across all systems, e.g. malware prevention, firewalls, email security

System security
Integrated **approach to security** of our systems, e.g. design reviews, patching and secure development

Monitoring, intelligence and networks
24/7 monitoring for indications of attacks and control weaknesses. **Threat detection** supported by cyber threat intelligence and information sharing partnerships

47 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Customer Outcomes and Risk Excellence (CORE) Program.

CORE

- CORE program in place to address enforceable undertaking with APRA **signed December 2020**
- Aims to **strengthen** risk governance, **improve** accountability and **enhance** risk culture
- **Board, CEO** and **Executive** accountability
- Quarterly independent assurance by **Promontory Australia**
- **350 activities across 19 workstreams**

CORE activities progress[1]


Sep-21
Mar-22
Sep-22
Design
76%
99%
100%
Implement
40%
63%
87%
Embed
6%
9%
32%
100% of Embed activities targeted to be complete
~95% of Implement activities targeted to be complete
Mar
Jun
Sep
Dec
2021
2022
2023

1 At 30 September 2022. Completed activities finalised by Westpac. Activities may still be subject to Promontory Australia review.

48 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

CORE program: Measuring progress towards five target states.49CORE Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack 1We are a well-run business where risk is actively managed 1A simplified organisational construct with clear accountabilities 2Three lines of defence is understood and embedded 3Our people understand risks and proactively manage them 4We’re known for execution excellence and getting it done 5 233116Sep-20Sep-22 10.8%10.2%Sep-20Sep-22Key employee survey results (% score out of 100) 69%76%Sep-20Sep-22 89%93%Sep-20Sep-22 2.644.38Sep-20Sep-22Issues raised by first line risk management (Not 2nd or 3rd lines) (%) 67%74%Sep-20Sep-22High-rated issues (No. of open issues)Improved data quality management(Rating out of 5) “Clear in how expected to manage risks”“People constructively challenge…”Key controls requiring improvement (%)

Sustainability

Our commitment to sustainability.

FY22 progress.

Helping when it matters most

- Supported **1,600+ customers** impacted by floods in NSW and QLD with a **natural disaster relief package**
- **Protecting vulnerable customers**
  - **61,000+ gambling blocks** applied to customer credit and debit cards
  - **48,000+ transactions blocked** containing abusive messages
  - **42,000+ customers** assisted by our specialist vulnerability teams
- **Making banking more accessible:** awarded first place by the Australian Network on Disability on their Access & Inclusion Top Performers 2021-2022 list
- **Financial education resources** accessed by **210,000+ customers** through Davidson Institute
- **Assisted 10,000+ Indigenous and remote Australians** since 2019 through our Indigenous Connections call centre

Backing a stronger Australia and NZ

- **Over $3.8 billion in new lending[1] to climate change solutions[2] since 2020**
- Westpac Scholars Trust[3] **awarded 100 new scholarships with 640+ active scholars supported since 2015[4]** Introduced a new climate-focused funding priority for selecting scholars
- **Introduced a loan for hybrid and electric cars**
- **$20.7m spent with diverse suppliers**, including $8.8m with Indigenous-owned businesses

Collaborating for impact

- Joined **Net-Zero Banking Alliance (NZBA)** and set **five 2030 financed emissions sector targets**
- Member of **TNFD[5] Forum** and initiated analysis to identify sectors that are highly dependent on nature or that have a high impact on nature
- Safer Children, Safer Communities program – over **$20 million committed in funding to over 50 child safeguarding organisations since commencement of the program ($18.7m paid since 2021)** and support for International Justice Mission (IJM) in the Philippines to help **rescue 174 victims of exploitation[6]**
- **Released our fifth Reconciliation Action Plan** (RAP):
  - Recognised by Reconciliation Australia at the highest Elevate level
  - RAP leadership project on **Free, Prior and Informed Consent (FPIC)** to improve our capability in this area and to use our voice to raise awareness

Note: See footnotes on page 132.

50 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Our plan to become a net-zero, climate resilient bank.

Sustainability

Progress

- Joined **NZBA** in July 2022
- **Set interim 2030 financed emissions targets** for five sectors in our lending portfolio, in accordance with our NZBA commitment

Updated Climate Change Position Statement and Action Plan (Climate Action Plan)


WESTPAC BANKING CORPORATION
Climate Change Position Statement and Action Plan
Westpac GROUP

01

Net-zero, climate resilient operations

- Agreements in place to source the equivalent of 100% of our Australian electricity consumption from renewable energy sources[1] by 2025, and planning underway to achieve this same milestone for our international footprint by 2025
- Continue to maintain carbon neutral certification[2] for our Australian and New Zealand direct operations
- Continue to support employee and supply chain emissions reductions

02

Supporting customers' transition to net-zero and to build their climate resilience

- Engaging with customers and supporting them in their transition
- Become transition partner of choice
- Commencing engagement with agribusinesses on climate change impacts on farm productivity and the role of adaptation measures to improve climate resilience

03

Collaborate for impact on initiatives towards net-zero and climate resilience

- Work with governments, industry organisations and/or community partners to improve outcomes to transition to net-zero and build climate resilience
- Participated in the Australian Industry Energy Transitions Initiative (AIETI)
- Founding member of the Australian Sustainable Finance Institute (ASFI)

Note: See footnotes on page 132.
The information on this page contains 'forward-looking statements' and statements of expectation reflecting Westpac's current views on future events. They are subject to change without notice and certain risks, uncertainties and assumptions which are, in many instances, beyond its control. Please refer to the disclaimer at the back of this presentation.

51 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Sustainability

Net-zero, climate resilient operations.

Targets	Progress	
Reduce Scope 1 and 2 GHG emissions by 85% by 2025 and 90% by 2030 against 2016	**70% reduction** since 2016	**29% reduction** in 2022
Reduce Scope 3 supply chain GHG emissions[1] by 35% by 2030 against 2016	**29% reduction** since 2016	**12% reduction** in 2022
Maintain carbon neutral certification	**Maintained** carbon neutral certification[2]	
Source equivalent of 100% of global electricity consumption from renewable sources by 2025	**52% in 2022[3]**	


Westpac Group Operational GHG[4] Emissions[5] (tCO_2-e)
Before carbon offsets
Thousands
250
200
150
100
50
-
Scope 1 and 2 GHG emissions
Scope 3 supply chain (non-financed) GHG emissions
2016 Baseline
2017
2018
2019
2020
2021
2022
2030 Target

Updated target baselines and Scope 3 supply chain ambition – we will report on these new targets from FY23

- Scope 1 and 2 direct operational absolute emissions reduction target updated to 64% by 2025 and 76% by 2030, relative to a 2021 baseline[6]
- Scope 3 supply chain (non-financed) absolute emissions reduction target updated to 50% by 2030, relative to a 2021 baseline[7]

Note: See footnotes on page 132.
The information on this page contains 'forward-looking statements' and statements of expectation reflecting Westpac's current views on future events. They are subject to change without notice and certain risks, uncertainties and assumptions which are, in many instances, beyond its control. Please refer to the disclaimer at the back of this presentation.

52 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Supporting customers' transition to net-zero.

Sustainability

FY22 highlights

- Largest bank lender to greenfield renewable energy projects in Australia over the past five years[1]
- Achieved over $1.9 billion in new lending[2] to climate change solutions[3]
- Continued to discuss climate change with WIB customers as a regular part of our engagement, particularly in sectors that have high emissions or significant transition risk
- Supported WIB and Westpac New Zealand (WNZL) customers across 69 Sustainable Finance transactions with a total volume of $108 billion[4]
- WNZL supported nine customers with Sustainability-Linked Loans – Sustainability Coordinator[5] for seven and the Sole Sustainability Coordinator or Green Bond Advisor on all four inaugural Green and Sustainability Bond issuances

Investing in the opportunity

Building banker capability

- ~3,000 employees completed ESG fundamentals training
- 1,100+ employees completed half-day training in partnership with Monash University and ClimateWorks

Mobilising sustainable finance

- Finance for low carbon transition and new scalable technologies
- First sustainability-linked loan in manufacturing sector in Australia[6]

Extending our product suite

- Introduced a loan for hybrid and electric cars
- Partnered with fintech Cogo to help customers track carbon footprint[7]
- WNZL piloted new Sustainable Agribusiness Loan[8]; expanded loan offerings to enable customers to make their homes warmer, drier and/or more energy efficient
- Expanded Carbon Trading Desk capability in Australia[9]

Note: See footnotes on page 132.

The information on this page contains 'forward-looking statements' and statements of expectation reflecting Westpac's current views on future events. They are subject to change without notice and certain risks, uncertainties and assumptions which are, in many instances, beyond its control. Please refer to the disclaimer at the back of this presentation.

53 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Targets set for five sectors in our lending portfolio.

Sustainability

Sector targets in line with our NZBA commitment.

For details on our targets and target-setting approach refer to our 'Net-Zero 2030 Targets and Financed Emissions – our methodology and approach'. We continue to integrate and operationalise our targets into our processes and lending decisions.

Sector	2030 Financed Emissions Reduction Target[1]	FY21 Baseline
Extractives – Upstream oil and gas[2]	**23% reduction in Scope 1, 2 and 3 absolute financed emissions by 2030** (relative to 2021 baseline) We have updated our upstream oil and gas position to support this target Our position provides • We will only consider directly financing greenfield oil and gas projects that are in accordance with the IEA NZE scenario[3] or where necessary for national energy security[4] • We will continue to provide corporate lending where the customer has a credible transition plan[5] in place by 2025 • We will work with customers to support their development of credible transition plans prior to 2025	**7.5** MtCO_2-e (absolute financed emissions)
Extractives – Thermal coal mining[6]	**Zero lending exposure** to companies with >5% of their revenue coming directly from thermal coal mining by 2030	**$216.7m** (TCE at 30 Sep 2021)
Power generation[7]	**0.10** tCO_2-e/MWh for Scope 1 and 2 emissions intensity by 2030	**0.26** tCO_2-e/MWh (emissions intensity)
Industrials – Cement production[8]	**0.57** tCO_2-e/tonne of cement for Scope 1 and 2 emissions intensity by 2030	**0.66** tCO_2-e/tonne cement (emissions intensity)
Australian commercial real estate (large customers with office properties)[9]	**62% reduction in Scope 1 and 2 emissions[10] intensity** (kgCO_2-e/m^2 net lettable area) **by 2030** (relative to a 2021 baseline) for Australian large customers with office properties	Baseline and progress to be disclosed in FY23

Note: See footnotes on page 133.

The information on this page contains 'forward-looking statements' and statements of expectation reflecting Westpac's current views on future events. They are subject to change without notice and certain risks, uncertainties and assumptions which are, in many instances, beyond its control. Please refer to the disclaimer at the back of this presentation.

54 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Sustainability

Understanding our financed emissions.

Our approach to reporting our estimated financed emissions.

Refer to our **'Net-Zero 2030 Targets and Financed Emissions – our methodology and approach'** disclosure on our website for more information on our financed emissions analysis, including data sources, assumptions and limitations.

Westpac's estimated financed emissions[1] intensity
(FY22; kgCO$_2$-e per $ for in-scope exposures)


Mining
2.103
Includes Upstream oil and gas and Thermal coal mining
Manufacturing
0.444
Includes Cement production
Utilities
0.313
Includes Power generation
Agriculture
0.176
Transport and storage
0.075
Other (non-emissions intensive sectors)2
0.036
Secured commercial real estate (CRE)
0.023
Includes Australian commercial real estate (large customers with office properties)
Property (excluding secured CRE and Residential mortgages)
0.018
Residential mortgages
0.007
Total Portfolio
0.052

Westpac's estimated financed absolute emissions[1]
(% of FY22 total absolute emissions for in-scope exposures)


Transport and storage 3%
Property (excluding secured CRE and Residential mortgages) 1%
Secured commercial real estate (CRE) 3%
Residential mortgages 8%
Mining 32%
Utilities 9%
100%
Agriculture 10%
Other (non-emissions intensive sectors)2 12%
Manufacturing 22%

Note: See footnotes on page 133.

The information on this page contains 'forward-looking statements' and statements of expectation reflecting Westpac's current views on future events. They are subject to change without notice and certain risks, uncertainties and assumptions which are, in many instances, beyond its control. Please refer to the disclaimer at the back of this presentation.

55 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Sustainability

Climate-related metrics.

TCE exposure to customers in the Energy Sector Value Chain ($bn)[1].

For more information, refer to our 2022 Sustainability Index and Datasheet and 'Net-Zero 2030 Targets and Financed Emissions – our methodology and approach' disclosures. Apart from Thermal coal in FY22, definitions used for sectors in the Energy Sector Value Chain currently differ from those used for our 2030 sector targets and financed emissions reporting.

Mining and extraction

	FY22	FY21	FY20
Oil and gas extraction[2]	1.87	1.84	2.22
Oil and gas exploration[2]	0.00	0.33	0.56
Metallurgical coal	0.13	0.29	0.21
Metallurgical coal in diversified miners[3]	0.15	0.02	0.03
Thermal coal[4]	0.20	0.22	0.30

Transport

	FY22	FY21	FY20
Coal			
Rail	0.79	0.30	0.28
Port	0.35	0.32	0.44
LNG terminal[5]	0.69	0.52	0.57

Electricity generation[6]

	FY22	FY21	FY20
Gas	0.54	0.58	0.67
Black coal	0.18	0.19	0.27
Brown coal	0.05	0.03	0.03
Liquid fuel	0.06	0.12	0.12
Hydro	0.98	1.26	1.30
Other renewables	2.35	2.23	1.89

Oil and gas refining

	FY22	FY21	FY20
Oil and gas refining	0.64	0.58	2.02

Distribution and retail

	FY22	FY21	FY20
Oil and gas	2.58	2.10	1.32
Electricity and gas networks[6]	3.48	3.80	4.53
Electricity and gas retailers[6]	0.97	1.01	0.77

Update on variance between FY21 and FY22

- The energy sector is critical in the transition to a 1.5°C-aligned net-zero emissions economy and we have a role in supporting this change. Customers and transactions in these sectors are assessed using Westpac's ESG Credit Risk Policy, which includes our Climate Action Plan commitments
- **This year, movements in customer exposures have partly been due to commodity prices and exchange rate movements, particularly where exposures are mostly in US$, such as the Oil and Gas sector**
- In future, we aim to modify our reporting of Energy Sector Value Chain exposure to align with reporting progress against our 2030 sector targets

Note: See footnotes on page 133.
The information on this page contains 'forward-looking statements' and statements of expectation reflecting Westpac's current views on future events. They are subject to change without notice and certain risks, uncertainties and assumptions which are, in many instances, beyond its control. Please refer to the disclaimer at the back of this presentation.

56 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Sustainability

Physical and transition risk metrics.

Analysis suggests that overall potential risk exposures are likely to be low.

Potential physical risk[1] exposure in our Australian mortgage portfolio[2] (%)

% represents proportion of our Australian mortgage portfolio that may be at risk under these climate change scenarios[2]


RCP
2.6
3.4%
Current
3.6%
2050


RCP
8.5
3.4%
Current
4.1%
2050

Potential transition risk exposure to 2030 and 2050 in our Australian business and institutional lending portfolio[3] (%)

% represents proportion of our lending portfolio that may be at risk under these climate change scenarios[3]


1.5°C
0.9%
2030
2.2%
2050


2°C
0.6%
2030
1.7%
2050

We used Intergovernmental Panel on Climate Change (IPCC) Representative Concentration Pathways (RCP) scenarios for the analysis

RCP2.6 represents a lower warming scenario indicative of 2°C warming by 2100

RCP8.5 represents a higher warming scenario indicative of 4°C warming by 2100

We analysed scenarios of how the Australian economy and major industry sectors might perform when constrained in line with transition pathways

1.5°C represents a rapid decarbonisation scenario

2°C represents a decarbonisation scenario

Note: See footnotes on page 133.

The information on this page contains 'forward-looking statements' and statements of expectation reflecting Westpac's current views on future events. They are subject to change without notice and certain risks, uncertainties and assumptions which are, in many instances, beyond its control. Please refer to the disclaimer at the back of this presentation.

57 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Comprehensive sustainability reporting.A suite of disclosures for more information and depth.SustainabilityAvailable at westpac.com.au/sustainability Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack 58

Strengthening diversity and inclusion.

Sustainability

Building a workforce that reflects the diversity of our customers.

Gender Equality

Targets

- Maintained 50% Women in Leadership[1] for 6 consecutive years
- In FY23, reporting will focus on women in Senior Leadership which includes the Executive Team, General Managers and their direct reports (excluding administrative or support roles)

FY22 progress:

% Females	Sep-22	Target	Target met
Westpac Board	40	40:40:20[2]	✓
Executive Team	45	40:40:20[2]	✓
General Managers	39	40 +/-2%	✓
Senior Leadership	48	50 +/-2%	✓
Women in Leadership	50	50 +/-2%	✓
Westpac workforce	55	50 +/-2%	✓

Parental policy – increased paid parental leave to 16 weeks and introduced special paid leave and support for pregnancy loss

Gender equity – reviewed pay equity and improved pay transparency

Diversity, Equity & Inclusion

Building a workforce where our people feel valued, respected and safe

- **Group-wide inclusion and diversity survey –** 35% employees participated with 74% employees reporting high levels of inclusivity in the workplace
- **Cultural diversity leadership shadowing** program delivered with 150 mentoring matches
- **#1 Employer** for accessibility in Australian Network on Disability's Access & Inclusion Index
- **GLOBAL LGBTIQA+ Ally** program launch and renewed partnership with Out For Australia
- **Defence Reserves Leave policy** includes leave for domestic emergencies and natural disasters
- **10,000+ members** in 10 Employee Action Groups

Indigenous Representation

Focusing on Meaningful Careers

- **Third Elevate RAP[3]** released June 2022 (fifth RAP in total) – one of four focus areas is Meaningful Careers
- **Indigenous Senior Leader appointments** – Director Indigenous Engagement & Strategy to lead implementation of the RAP and National Manager Indigenous Banking focused on our offering to Indigenous customers
- **43 internship** and **72 traineeship placements** of Aboriginal and Torres Strait Islander people in FY22
- Aiming to increase % representation of employees who self identify as Aboriginal and Torres Strait Islander. Target of **1.5% by September 2025**

Development and mentoring initiatives:

- Nearly 1,000 Jawun Professional secondments since 2001
- Echo Mentoring supporting Indigenous employees

1 Women in Leadership refers to women in leadership roles across the Group. It includes the CEO, Group Executives, General Managers, senior leaders with significant influence on business outcomes (direct reports to General Managers and their direct reports), large (3+) team people leaders three levels below General Manager, and Bank and Assistant Bank Managers. 2 40% women, 40% men and 20% of any gender. Westpac Board includes CEO. Executive Team excludes CEO.
3 Reconciliation Action Plan.

59 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Earnings drivers

Composition and movement in lending.61Movement in gross loans ($bn) 7157249411744(2)(2) Sep-21 Mar-22 Consumer Business WIB New Zealand Other Sep-22 Composition of loans1(% of total) 631211284<1 Australian mortgages Australian business Institutional Australian other consumer New Zealand mortgages New Zealand business/others Other overseasAustralian lending (CBB, $bn) 11544550560563(47)(7)Sep-21Mar-22 New lending: mortgages Repayment: mortgages New lending: business loans Repayment: business loans Net consumer finance Sep-22Australian mortgage lending4($bn) 45645821467(12)Sep-21Mar-22 Fixed mortgages Variable mortgages Sep-22Institutional onshore lending movements ($bn) 636964180Sep-21Mar-22 Net financing flow Net structured finance flow OtherSep-221 Gross loans. 2 In A$. The large difference between the NZ$ and A$ movement is due to a ~6% change in the exchange rate overthe period; September 2022: 1.1354, March 2022: 1.0759. 3 Includes Group Businesses and Specialist Businesses, for gross loans excluding businesses sold and from run-off. 4 Includes business mortgages.Revenue Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack Up NZ$2.8bn Up 4% Up 3%23$744bn Up 3% Up 2% Up 26% Up 16% Up 3% Up 2%Charts may not add due to rounding.

Composition and movement in deposits.62Composition of deposits (% of total) 552619 Households Businesses InstitutionalCustomer deposits ($bn) 142134137162191207217199217240247252550580601613Mar-21Sep-21Mar-22Sep-22 Term deposits Savings TransactionCustomer deposit movements ($bn) 5806012541613(18)Sep-21Mar-22 Term deposits Savings Transaction Offset accounts Sep-22Customer deposits ($bn) 5806014121613(1)(4)Sep-21Mar-22 Consumer Business WIB New Zealand OtherSep-221 In A$. The large difference between the NZ$ and A$ movement is due to a ~6% change in the exchange rate over the period; September 2022: 1.1354, March 2022: 1.0759. 2 Includes Group Businesses and Specialist Businesses. Revenue Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack12 Down NZ$0.5bn Up 9% Up 4% Up 9% Up 4%$613bnCharts may not add due to rounding.

Net interest margin.

Revenue

Net interest margin (% and bps)


Treasury & Markets impact on NIM
NIM excl. Treasury & Markets
1.85
0.15
1.70
(14bps)
(9bps)
(5bps)
28bps
24bps
4bps
Cyclical impact from rate lag effects
0bps
2bps
(6bps)
(5bps)
1.90
0.10
1.80
Exit margin 1.85%
1H22
Loans
Customer deposits
Funding
Capital & other
Liquid assets
Treasury & Markets
2H22

Australian mortgage new lending (%)


Variable
Fixed
20
80
30
70
37
63
52
48
39
61
11
89
1H20
2H20
1H21
2H21
1H22
2H22

Australian deposits[1] by interest rate bands ($bn)


Mar-22
Sep-22
400
300
200
100
0
≤25bps
26≤50bps
51≤75bps
76bps+

Wholesale funding credit spreads[2] (bps)


180
140
100
60
20
130
Sep 20
Mar 21
Sep 21
Mar 22
Sep 22

1 Excludes mortgage offset balances. 2 Wholesale funding credit spreads reflect a blend of A$ and US$ 5-year FRN.

63 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

302 312 302 303 220 232 265 248 172 172 162 165 109971161108038138458271H212H211H222H22 WIB Consumer Business Other 399 223 373 340 5439(34)(59)18 139 75 62 4714014143431H212H211H222H22 3783603543711H212H211H222H22Non-interest income.164Non-interest income by segment ($m)Non-interest income by type ($m) Net fee income ($m)Wealth management ($m)Trading and other ($m)Revenue Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack Up 2% Down 4% Up 3% Down 17% TradingDVAOther Down 2% Up 4% Up 5% Down 2% Up 2% Down 4%1 Excluding notable items and businesses sold. Income for businesses sold includes General Insurance, Lenders Mortgage Insurance, Motor Vehicle Finance & Novated Leasing, Vendor Finance, NZ life insurance and Australian life insurance; prior figures have been aligned to current presentation for comparability. 803 813 845 827 378 360 354 371 453 262 339 281 18 139 75 621,6521,5741,6131,5411H212H211H222H22 Fees Wealth management Trading Other 687 626 588 551 258 263 324 288 174 174 163 166 3853483793731451311231283 32 36 35 1,6521,5741,6131,5411H212H211H222H22 WIB Consumer Business SB NZ GBU

Expenses.

Expenses

Expense movements 2H22 – 1H22 ($m)


5,366
(231)
5,135
84
(3)
(121)
(48)
(12)
5,035
390
5,425
Down $100m or 2%
1H22 reported
Notable items
1H22 ex-notable items
Ongoing expenses
Investments (ex. Fix)
Fix
Specialist Businesses
Businesses sold
2H22 ex-notable items
Notable items
2H22 reported

FTE (#)


38,823
(597)
(49)
33
(734)
37,476
Down 1,347 or 3%
Mar-22
BAU
Investments (ex. Fix)
Fix one-off
Specialist Businesses
Sep-22

Expense movements FY22 – FY21 ($m)


13,283
(2,347)
10,936
11
(300)
(320)
(84)
(73)
10,170
621
10,791
Down $766m or 7%
FY21 reported
Notable items
FY21 ex-notable items
Ongoing expenses
Investments (ex. Fix)
Fix
Specialist Businesses
Businesses sold
FY22 ex-notable items
Notable items
FY22 reported

Headcount (#)[1]

	Sep-21	Mar-22	Sep-22	Change Sep-22 – Mar-22
Direct[2]	43,447	**41,088**	**40,208**	**(2.1%)**
Third party[3]	19,357	**17,442**	**17,812**	**2.1%**
Total	62,804	**58,530**	**58,020**	**(0.9%)**

1 Headcount refers to number of people. 2 Direct includes people employed directly by Westpac including permanent and temporary staff, and contractors. 3 Third party includes consultants and processing services.

65 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Investment and capitalisedsoftware.1 Includes capitalised software, fixed assets and prepayments. 66Investment spend mix ($m) 3883442972832443781,0491,4311,3121,7202,0191,987FY20FY21FY22 Perform Simplify Fix Investment spend ($m)FY21FY22Expensed1,222883Capitalised17971,104Total investment spend2,0191,987Expenses Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack Down 8% due to completion of several initiatives Down 14% as investment directed to Fix & Simplify Up 55% using digital to simplify and automate activities Capitalisation of investment increased with higher spend on platforms and infrastructure

Expenses

Select cost reset targets.[1]

	Metric	FY20 baseline	FY22	FY24 target
Portfolio simplification	• Sale of non-core businesses • Completion of sales	1 under sale agreement	7 completed 2 under sale agreement	11 transactions completed[8]
Business simplification	• Mortgages processed on digital origination platform[2]	32%	82%	100%
	• Consumer sales via digital[3]	42%	43%	70%
	• Branch transactions[4]	29 million	23 million	~40% less
	• Number of products[5]	1,191	805	~450
Organisational simplification	• Offshore locations[6]	8	7	4
	• Reduce third party and contractor spend >$200m per annum[7]		>$200m	>$200m p.a
	• Reduce head office roles – more than 20%		(12%)	(20%)

1 The information on this page contains 'forward-looking statements' and statements of expectation reflecting Westpac's current views on future events. They are subject to change without notice and certain risks, uncertainties and assumptions which are, in many instances, beyond its control. They have been based upon management's expectations and beliefs concerning future developments and their potential effect on Westpac. Should one or more of the risks or uncertainties materialise, or should underlying assumptions prove incorrect, actual results may differ materially from those expressed or implied in such statements. Investors should not place undue reliance on forward-looking statements and statements of expectation. Except as required by law, Westpac is not responsible for updating, or obliged to update, any matter arising after the date of this presentation. The information in this page is subject to the information in Westpac's ASX filings, including in its 2022 Full Year Financial Results and elsewhere in this presentation. 2 Percentage of home loan applications through digital mortgage origination platform for 1st party lending (excluding RAMS). FY24 target refers to both 1st and 3rd party across Consumer and Business. 3 Refer to page 136 for definition. 4 Reduction to FY24 represents decrease on baseline. 5 Includes products for sale and not for sale across Australia and New Zealand, except for institutional products which are for sale only. 6 Represents international locations excluding New Zealand and Westpac Pacific. 7 $200m is based on savings from volume and rate management, and includes consulting engagements. 8 There are two remaining businesses in Specialist Businesses: Platforms and Westpac Pacific. At this point, the sale of Westpac Pacific appears unlikely in the short to medium term.

67 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Impairment charges

2H22 impairment charge of $196m.

Impairment charges ($m)



Individually assessed
Collectively assessed
Total
New IAPs
Write-backs & recoveries
Write-offs direct
Other mvmts in CAP
283
144
466
97
123
(147)
(194)
(203)
(166)
(138)
438
318
296
218
228
366
(640)
(777)
(10)
(17)
940
(372)
(218)
139
196
2H20 1H21 2H21 1H22 2H22
2H20 1H21 2H21 1H22 2H22
2H20 1H21 2H21 1H22 2H22
2H20 1H21 2H21 1H22 2H22
2H20 1H21 2H21 1H22 2H22

Impairment charges and stressed exposures (bps)



Impairment charge to average loans annualised (lhs)
Stressed exposures to TCE (rhs)
Long run average impairment charge to average loans annualised (lhs)
100
80
60
40
20
0
-20
400
300
200
100
0
-100
2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022

68 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Credit quality and provisions

Credit quality

Provisions for expected credit loss.

Key ratios

	Sep-21	Mar-22	Sep-22
Provisions to gross loans (bps)	70	65	**62**
Impaired asset provisions to impaired assets (%)	54	48	**48**
Collectively assessed provisions to credit RWA (bps)	117	116	**116**

Expected credit loss[1] (ECL) ($m)



$1.6bn in provisions above the base case economic scenario
4,625
2,983
6,680
Reported probability-weighted ECL
100% base case ECL
100% downside ECL

Forecasts for base case economic scenario[2]	Base case		Downside
	2022	2023	Trough / peak[3]
GDP growth	3.4%	1.0%	(6%)
Unemployment	3.1%	4.4%	11%
Residential property prices	(6.5%)	(7.8%)	(27%)

Total provisions for expected credit losses[1] ($m)



Overlay
Stage 1 CAP
Stage 2 CAP
Stage 3 CAP
Stage 3 IAP
COVID-19
3,922
171
818
1,578
943
412
6,159
708
1,032
2,247
1,561
611
4,999
647
788
1,601
1,131
832
4,675
1,136
791
1,258
989
501
4,625
700
841
1,685
947
452
Sep-19
Sep-20
Sep-21
Mar-22
Sep-22
Overlays reduced as some factors now reflected in modelled provision outcomes
Higher stage 2 reflecting changes in modelled provision outcomes
Small decrease, mainly in institutional exposures

1 Excludes provisions for debt securities. 2 Forecast date is 19 September 2022. 3 These KEIs represent trough or peak values that characterise the scenarios considered in setting downside severity.

70 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Credit quality

Provision cover by portfolio category.

Exposures as a % of TCE


Fully performing portfolio
Non-stressed but significant increase in credit risk
Watchlist & substandard
90+ day past due and not impaired
Impaired
92.10
92.25
91.65
87.73
5.99
6.40
7.25
11.19
0.85
0.49
0.40
0.43
0.80
0.68
0.56
0.51
0.26
0.19
0.14
0.13
Sep-20
Sep-21
Mar-22
Sep-22
Stage 1 reduction driven by changes to modelled outcomes
Stage 2 increase driven by changes to modelled outcomes
Reduction in Stage 3 reflects improvement in 90+ day mortgage delinquencies

Chart does not add to 100 due to rounding.

Provisioning to TCE (%)

	Sep-21	Mar-22	Sep-22
Stage 1 provisions			
Fully performing portfolio			
Small cover as low probability of default (PD)	0.09	0.10	**0.09**
Stage 2 provisions (includes portfolio overlays)			
Non-stressed but significant increase in credit risk			
Lifetime expected loss based on future economic conditions	2.16	1.92	**1.35**
Watchlist & substandard			
Still performing but higher cover reflects deterioration	9.80	10.95	**11.05**
Stage 3 provisions			
90+ day past due and not impaired			
In default but strong security	10.57	10.62	**11.07**
Impaired assets			
In default. High provision cover reflects expected recovery	54.43	48.03	**47.97**

71 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Credit quality

Credit quality metrics improved.

Stressed exposures as a % of TCE

- Watchlist and substandard: Deterioration mostly due to downgrade of one large customer in Australian business to watchlist
- 90+ day past due and not impaired[1]: Reduction from 13bp decrease in mortgage 90+ day delinquencies
- Impaired: 1bp improvement from write-offs and customer upgrades, primarily in Australian business and institutional portfolios



2.17
1.60
1.24
0.99
1.20
1.05
1.08
1.20
1.91
1.36
1.10
1.07
1.24
0.85
0.71
0.54
0.65
0.56
0.55
0.55
0.85
0.49
0.40
0.43
0.35
0.31
0.26
0.25
0.33
0.34
0.39
0.48
0.80
0.68
0.56
0.51
0.58
0.44
0.27
0.20
0.22
0.15
0.14
0.17
0.26
0.19
0.14
0.13
Sep-12
Sep-13
Sep-14
Sep-15
Sep-16
Sep-17
Sep-18
Sep-19
Sep-20
Sep-21
Mar-22
Sep-22

Movement in stress categories (bps)



136
(5)
(12)
(1)
(8)
110
(1)
(5)
(1)
4
107
Sep-21
Impaired
90+ dpd not impaired[1]
Substandard
Watchlist
Mar-22
Impaired
90+ dpd not impaired[1]
Substandard
Watchlist
Sep-22

New and increased gross impaired assets ($m)[2]



1H
2H
2,254
1,955
1,317
1,240
1,555
1,029
921
1,069
1,761
836
430
FY12
FY13
FY14
FY15
FY16
FY17
FY18
FY19
FY20
FY21
FY22

1 Facilities 90 days or more past due date not impaired. These facilities, while in default, are not treated as impaired for accounting purposes. 2 Includes exposures that are managed on a facility by facility basis.

72 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Portfolio composition. Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack 73Total committed exposure (TCE) by risk grade at 30 September 2022 ($m)1 Risk grade equivalent. 2 Exposure by booking office. Standard and Poor’s risk grade 1 AustraliaNZ / PacificAsiaAmericasEuropeGroup% of total AAA to AA - 207,929 22,192 1,145 13,890 568 245,724 20% A+ to A - 37,923 5,509 1,275 4,386 6,474 55,567 5% BBB+ to BBB - 66,313 11,996 2,922 4,033 1,413 86,677 7% BB+ to BB 77,537 14,135 554 166 116 92,508 8% BB -to B+ 51,964 7,391 282 284 391 60,312 5% <B+ 6,482 1,936 34 --8,452 1% Mortgages 536,374 66,866 ---603,240 51% Other consumer products 29,827 3,595 ---33,422 3% TCE 1,014,349 133,620 6,212 22,759 8,962 1,185,902 TCE at 30 September 2021 959,067132,9255,97421,0926,2241,125,282 Exposure by region 2(%) 86%11%<1%2%<1%100%Credit quality 7116112 Housing Business Institutional Other consumerLoan composition at 30 September 2022 (% of total)Total loans $744bn No direct exposure to Russia or Ukraine

Loan portfolio composition.

Credit quality

Exposures at default[1] by sector ($bn)


Finance & insurance²
Government admin. & defence
Property³
Wholesale & retail trade
Agriculture, forestry & fishing
Services
Manufacturing
Property services & business services
Transport & storage
Utilities
Construction⁴
Accommodation, cafes & restaurants
Mining
Other
Sep-21
Mar-22
Sep-22
0
50
100
150
200
250

Top 10 institutional exposures to corporations and NBFIs[5] (% of TCE)


1.2
1.0
1.1
1.0
1.0
1.1
1.2
1.0
1.1
Sep-15
Sep-16
Sep-17
Sep-18
Sep-19
Sep-20
Sep-21
Mar-22
Sep-22

Top 10 institutional exposures to corporations & NBFIs at 30 September 2022 ($m)


S&P rating or equivalent
AA-
BBB
A+
BBB
A-
A-
AA-
A
A-
A-
Clearing house membership
0
500
1,000
1,500
2,000
2,500
3,000

1 Exposures at default is an estimate of the committed exposure expected to be drawn by a customer at the time of default. Excludes consumer lending. 2 Finance and insurance includes banks, non-banks, insurance companies and other firms providing services to the finance and insurance sectors. 3 Property includes both residential and non-residential property investors and developers and excludes real estate agents. 4 Construction includes building and non-building construction, and industries serving the construction sector. 5 NBFI is non-bank financial institutions.

74 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Credit quality across sectors.

Credit quality

Corporate and business stressed exposures by industry sector ($bn)


Sep-21
Mar-22
Sep-22
Increase driven by downgrade of one exposure to watchlist
2.0
1.8
1.6
1.4
1.2
1.0
0.8
0.6
0.4
0.2
0.0
Property
Accommodation, cafes & restaurants
Wholesale & retail trade
Agriculture, forestry & fishing
Property services & business services
Services
Manufacturing
Construction
Transport & storage
Mining
Finance & insurance
Utilities

Stress to TCE by sector

Sector	Property	Accomm., cafes & restaurants	Wholesale & retail trade	Agriculture, forestry & fishing	Property & business services	Services[1]	Manufacturing	Construction	Transport & storage	Mining	Finance & Insurance	Utilities
Mar-22 (%)	2.1	7.6	3.1	3.7	3.6	2.8	2.7	5.5	1.7	0.6	0.1	0.2
Sep-22 (%)	**2.1**	**6.8**	**3.0**	**3.6**	**3.2**	**4.1**	**2.9**	**5.4**	**2.0**	**0.6**	**0.1**	**0.2**

1 Services includes education, health & community services, cultural & recreational and personal & other services.

75 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Credit quality

Sectors in focus: accommodation, cafes and restaurants; construction.

Accommodation, cafes and restaurants

	Sep-21	Mar-22	Sep-22
Total committed exposure (TCE) ($bn)	9.6	9.9	**10.2**
Lending ($bn)	8.2	8.1	**8.4**
As a % of Group TCE	0.85	0.85	**0.86**
% of portfolio graded as stressed[1,2]	12.38	7.64	**6.76**
% of portfolio impaired[2]	0.94	0.68	**0.56**

Portfolio security composition[3] (TCE) (%)


5
22
73
Fully Secured
Partially Secured
Unsecured

Portfolio by sub-sector (TCE) (%)


5
23
34
38
Accommodation
Pubs, Taverns and Bars
Cafes and Restaurants
Clubs (Hospitality)

Construction

	Sep-21	Mar-22	Sep-22
TCE ($bn)	11.2	11.2	**11.5**
Lending ($bn)	6.7	6.8	**7.1**
As a % of Group TCE	1.00	0.96	**0.97**
% of portfolio graded as stressed[1,2]	5.51	5.46	**5.37**
% of portfolio impaired[2]	0.86	0.80	**0.78**

Portfolio security composition[3] (TCE) (%)


23
18
59
Fully Secured
Partially Secured
Unsecured

Portfolio by sub-sector (TCE) (%)


27
22
6
15
17
5
8
Building Construction
Non-Building Construction
Site Preparation Services
Building Structure Services
Installation Trade Services
Building Completion Services
Other Construction Services

1 Includes impaired exposures. 2 Percentage of portfolio TCE. 3 Fully secured: Secured loan to collateral value ratio ≤ 100%, Partially secured: Secured loan to collateral value ratio > 100%, but < 150%, Unsecured: Secured loan to collateral value ratio > 150%, or no security held.

76 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Sectors in focus: commercial property. Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack 77Commercial propertyCommercial property exposures % of TCE and % in stress1 Includes impaired exposures. 2 Percentage of commercial property portfolio TCE. Credit quality Sep-21Mar-22Sep-22 TCE ($bn) 70.074.376.1 Lending ($bn) 51.756.560.0 As a % of Group TCE 6.226.406.42 Median risk grade (S&P equivalent) BB+BB+BB+ % of portfolio graded as stressed1,2 2.162.062.07 % of portfolio impaired 2 0.210.160.07 0246810121416182002468 Mar-12 Sep-12 Mar-13 Sep-13 Mar-14 Sep-14 Mar-15 Sep-15 Mar-16 Sep-16 Mar-17 Sep-17 Mar-18 Sep-18 Mar-19 Sep-19 Mar-20 Sep-20 Mar-21 Sep-21 Mar-22 Sep-22 Commercial property as % of TCE (lhs) Commercial property % in stress (rhs) 28202413114 Commercial offices Residential Retail Industrial Corporate Other 2710613944 NSW & ACT VIC QLD SA & NT WA NZ & Pacific Institutional 3874114 Investors &developers <$10m Developers >$10m Investors >$10m Diversified propertygroups and propertytrusts >$10mBorrower typeRegionSectorCommercial property portfolio composition (TCE) (%)

Credit quality

Sectors in focus: Australian agriculture; mining including oil & gas; retail trade.

Australian agriculture

	Sep-21	Mar-22	Sep-22
TCE ($bn)	13.0	13.4	**13.7**
Lending ($bn)	10.5	10.6	**10.7**
As a % of Group TCE	1.15	1.16	**1.16**
% of portfolio graded as stressed[1,2]	3.30	1.96	**2.73**
% of portfolio in impaired[2]	0.41	0.40	**0.24**

Mining (incl. oil and gas)

	Sep-21	Mar-22	Sep-22
TCE ($bn)	8.4	8.4	**7.9**
Lending ($bn)	3.6	3.4	**3.1**
As a % of Group TCE	0.75	0.72	**0.66**
% of portfolio graded as stressed[1,2]	1.73	0.60	**0.62**
% of portfolio in impaired[2]	0.17	0.14	**0.11**

Retail trade

	Sep-21	Mar-22	Sep-22
TCE ($bn)	14.0	12.5	**11.9**
Lending ($bn)	8.6	8.3	**8.6**
As a % of Group TCE	1.24	1.08	**1.00**
% of portfolio graded as stressed[1,2]	3.68	3.69	**3.79**
% of portfolio impaired[2]	1.55	1.42	**1.46**

Australian agriculture portfolio by sub-sector (TCE) (%)


24
21
18
5
6
5
8
5
5
2
1
Grain
Beef & Sheep
Horticulture
Dairy
Cotton
Fishing & Aquaculture
Services to Agriculture
Viticulture
Other
Forestry & Logging
Poultry

Mining portfolio by sub-sector (TCE) (%)


33
32
13
12
4
6
Oil and gas
Metal ore
Mining services
Iron ore
Coal
Other

Retail trade exposure by sub-sector (TCE) ($bn)


Sep-21
Mar-22
Sep-22
Decrease mostly due to sale of wholesale dealer book
6.2 5.9 5.8
4.2 2.9 2.7
3.6 3.7 3.4
Personal and household goods retailing
Motor vehicle retailing and services
Food retailing

1 Includes impaired exposures. 2 Percentage of portfolio TCE.

78 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Australian consumer finance.

Credit quality

Australian consumer finance portfolio[1]

	Sep-21	Mar-22	Sep-22
Lending ($bn)	13.4	12.8	**11.7**
As a % of Group loans	1.9	1.8	**1.6**
30+ day delinquencies (%)	3.22	3.06	**2.79**
90+ day delinquencies (%)	1.73	1.64	**1.60**

90+ day delinquencies down 4ps over the period, reflecting 17bps improvement in portfolio, partly offset by 13bps from contraction in portfolio (mostly auto)

Australian consumer finance delinquencies (%)


90+ day delinquencies
30+ day delinquencies
6.00
5.00
4.00
3.00
2.00
1.00
0.00
2.79
1.60
Mar-19
Sep-19
Mar-20
Sep-20
Mar-21
Sep-21
Mar-22
Sep-22

Australian consumer finance portfolio ($bn)


Sep-21
Mar-22
Sep-22
In run-off
6.0 6.4 6.4
2.4 2.4 2.3
4.8 4.0 3.0
13.2 12.8 11.7
Credit cards
Personal loans
Auto loans 2 (consumer)
Total consumer finance

Australian consumer finance portfolio balance ($bn)


Performing loans ($bn lhs)
90+ day delinquencies balance ($bn rhs)
25
20
15
10
5
0
3
2
1
0
Mar-19
Sep-19
Mar-20
Sep-20
Mar-21
Sep-21
Mar-22
Sep-22

1 Does not include margin lending. 2 Loans to customers through dealers in Specialist Businesses. These loans will be run-down over their contractual term.

79 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Mortgage credit quality

Australian mortgage delinquencies.

Australian mortgage portfolio	Sep-21	Mar-22	Sep-22
Total portfolio 30+ day delinquencies (bps)	220	147	**121**
Total portfolio 90+ day delinquencies, including impaired mortgages (bps)	107	88	**75**
Investment property loans 90+ day delinquencies (bps)	109	89	**75**
Interest only loans 90+ day delinquencies (bps)	82	66	**49**
Customers in hardship[1] including 6mth serviceability period (by balances, bps)	196	75	**53**
Consumer properties in possession (number)	224	201	**224**
Impaired mortgages (by balances, bps)	6	5	**5**

Australian mortgage delinquencies (%)


90+ day delinquencies
30+ day delinquencies
COVID-19 deferrals
4.0
3.0
2.0
1.0
0.0
1.21
0.75
Mar-18
Sep-18
Mar-19
Sep-19
Mar-20
Sep-20
Mar-21
Sep-21
Mar-22
Sep-22

Australian mortgage hardship[1] balances (% of portfolio)


Non-COVID-19 support
COVID-19 support
2.5
2.0
1.5
1.0
0.5
0.0
0.53
Sep-19
Dec-19
Mar-20
Jun-20
Sep-20
Dec-20
Mar-21
Jun-21
Sep-21
Dec-21
Mar-22
Jun-22
Sep-22

Australian mortgage 90+ day delinquencies by State (%)


NSW/ACT
VIC/TAS
QLD
WA
SA/NT
ALL
3.0
2.0
1.0
0.0
Sep-18
Mar-19
Sep-19
Mar-20
Sep-20
Mar-21
Sep-21
Mar-22
Sep-22

1 Financial hardship assistance is available to customers experiencing temporary financial difficulty, including changes in income due to illness, a relationship breakdown or natural disasters. Hardship assistance often takes the form of a reduction or deferral of repayments for a short period. Customer requesting financial hardship assistance, excluding those seeking COVID-19 related support, must provide a statement of financial position and an assessment is made regarding the customer's eligibility.

80 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Mortgage credit quality

Australian mortgage portfolio composition.

Australian mortgage portfolio	Sep-21 balance	Mar-22 balance	Sep-22 balance	2H22 flow[1]
Total portfolio ($bn)	455.6	458.3	**467.6**	**56.4**
Owner occupied (OO) (%)	63.7	64.8	**65.8**	**70.8**
Investment property loans (IPL) (%)	33.8	33.4	**32.6**	**29.2**
Portfolio loan/line of credit (LOC) (%)	1.9	1.7	**1.6**	**0.1**
Variable rate / Fixed rate (%)	62/38	60/40	**63/37**	**89/11**
Interest only (I/O) (%)	15.8	14.2	**13.5**	**16.4**
Proprietary channel (%)	52.8	52.7	**51.8**	**43.6**
First home buyer (%)	9.6	10.4	**10.1**	**8.2**
Mortgage insured (%)	15.8	15.4	**14.7**	**12.2**
	Sep-21	**Mar-22**	**Sep-22**	**2H22 flow[1]**
Average loan size[2] ($'000)	277	280	**286**	**443**
Customers ahead on repayments including offset account balances (%)				
By accounts	74	74	**74**	
By balances[3]	68	68	**68**	
Mortgage losses net of insurance ($m, for 6 months ending)	27	28	**2**	
Annual mortgage loss rate[4] (bps)	2	1	**<1**	

Australian mortgage portfolio and 2H22 flow by product and repayment type (%)


Sep-21 (Portfolio)
Mar-22 (Portfolio)
Sep-22 (Portfolio)
2H22 Flows
2 2 2 0
12 11 10 12
22 23 22 17
4 3 3 3
60 62 63 68
LOC
IPL-I/O
IPL-P&I
OO-I/O
OO-P&I

Chart does not add to 100 due to rounding.

Australian fixed rate mortgage expiry schedule ($bn, every 6 months to)


29
57
33
21
20
10
1
2
1
2
Mar-23
Sep-23
Mar-24
Sep-24
Mar-25
Sep-25
Mar-26
Sep-26
Mar-27
Sep-27

Chart does not add due to rounding.

1 Flow is new mortgages settled in the 6 months ended 30 September 2022. 2 Includes amortisation. Calculated at account level, where split loans represent more than one account. 3 Sep-21 and Mar-22 re-stated for classification changes between 'On time' and '<1 month' ahead categories. Loans ahead on payments exclude equity/line of credit products as there are no scheduled principal payments. 4 Mortgage loss rates for March balances are annualised, based on losses for the 6 months. Mortgage loss rates for September are actual losses for the 12 months ending.

81 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Australian mortgage portfolio loan-to-value ratios.Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack 82Australian housing loan-to-value ratios (LVRs) (%)1 Dynamic LVR is the loan-to-value ratio taking into account the current loan balance, changes in security value, offset accountbalances and other loan adjustments. Property valuation source CoreLogic. 2 Weighted average LVR calculation considers size of outstanding balances. 3 Average LVR of new loans is on rolling 6 months. Mortgage credit quality Australian mortgage portfolio LVRsSep-21 balanceMar-22 balanceSep-22 balanceWeighted averages2LVR at origination (%)737373Dynamic LVR1(%)504749LVR of new loans3 (%)7171701Serviceability assessment creates a buffer for borrowers 26173912602015451272651511610.50.601020304050607080901000<=6060<=7070<=8080<=9090<=9595<=100>100 2H22 drawdowns LVR at origination Portfolio LVR at origination Portfolio dynamic LVR•Loans are assessed at the higher of−The customer rate, including any life-of-loan discounts, plus the serviceability buffer of 3.0% (up from 2.5% in October 2021) or −The minimum assessment rate, called the “floor rate”, currently 5.05%•Interest only (I/O) loans are assessed based on the residual principal and interest (P&I) term using the applicable P&Irate, plus a 3.0% buffer•Fixed rate loans are assessed on the variable rate to which the loan will revert after the fixed period, plus a 3.0% buffer 791212203373568164617<75k75k to100k 100k to 125k 125k to 150k 150k to 200k 200k to 500k >500k Owner Occupied Investment PropertyApplicant gross income band (2H22 drawdowns, % by approved limits)Chart does not add to 100 due to rounding.Chart does not add to 100 due to rounding.N/A

88810111310119191919Sep-21Mar-22Sep-22 Investment property loans –incentive is to keep repayments high for tax purposes Accounts opened in the last 12 months Loans with structural restrictions onrepayments e.g. fixed rate Residual –less than 1 month repayment bufferLoans ‘on time’ and <1 mth ahead (% of balances)Australian mortgage portfolio repayment buffers.Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack 83Offset account balances1($bn)1 Includes RAMS from September 2020 onwards. 2 Customer loans ahead on payments exclude equity/line of credit products as there are no scheduled principal payments. Includes mortgage offset accounts. ‘Behind’ is more than 30 days past due. ‘On time’ includes up to 30 days past due. Sep-21 and Mar-22 re-stated for classification changes between ‘On time’ and ‘<1 month’ ahead categories. Mortgage credit quality49 230181666231311915562313019166622BehindOn time< 1 Mth< 6 Mths< 1 Yr< 2 Yrs>2 Yrs Sep-21 Mar-22 Sep-2249Australian home loan customers ahead on repayments2(% by balances) 225151466331251514563312515156633BehindOn time< 1 Mth< 6 Mths< 1 Yr< 2 Yrs>2 Yrs Sep-21 Mar-22 Sep-22Australian home loan customers ahead on repayments2(% by accounts)Chart does not add to 100 due to rounding.Chart does not add to 100 due to rounding. 363739394041424648515353 Mar-17 Sep-17 Mar-18 Sep-18 Mar-19 Sep-19 Mar-20 Sep-20 Mar-21 Sep-21 Mar-22 Sep-22 Linked to I/O mortgages Linked to P&I mortgages.48Chart does not add due to rounding.

Calendar yearAustralian mortgage portfolio underwriting.Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack 84Credit policy at September 2022Australian mortgage portfolio by year of origination (% of total book)1 HEM is the Household Expenditure Measure, produced by the Melbourne Institute. 2 In Second Half 2021 Westpac Lender’s MortgageInsurance Limited was sold to Arch Capital Group. The sale was completed on 31 August 2021. Westpac has entered into a 10-year exclusive supply agreement for Arch to provide lenders mortgage insurance to the Group. 3 Includes loans where LMIapplies to >70% LVR loans, for example, single industry towns.Mortgage credit quality 211111123456777102318 Pre-2006 20062007200820092010201120122013201420152016201720182019202020212022 Income • Verified via payslips, tax returns or salary credits, with other supporting documentation such as PAYGpayment summaries or ATO Statements (minimum standards apply) • Shading of at least 20% applies to less certain income sources i.e. overtime, bonuses Credit Score & Credit Bureau • Bespoke application scorecards segmented by new and existing customers • Credit and score override rates tracked and capped • Credit bureau checks required Expenses • Assessed as the higher of a borrower’s HEM1comparable expenses or HEM,plus any expenses that are not comparable to HEM (e.g. private school fees, life insurance) • HEM is applied by income bands, post settlement postcode location, marital status and dependants • 17 expense categories used, aligned with Melbourne Institute guidelines and LIXI standards Serviceability assessment • For serviceability assessment, loans are assessed at the higher of -The customer rate, including any life-of-loan discounts, plus the serviceability buffer of 3.0% (up from 2.50% in October 2021), or -The minimum assessment rate, called the “floor rate”, currently 5.05% (from October 2020, previously 5.35%) • For I/O Loans, serviceability is assessed on a P&I basis over the residual term • Fixed rate loans assessed on the variable rate to which the loan will revert after fixed period • All existing customer commitments are verified • Review Westpac Group accounts and Comprehensive Credit Reporting (CCR) to identify customer commitments • Limits apply to higher debt-to-income lending; above 7x referred for manual credit assessment • Credit card repayments assessed at 3.8% of limit or balance whichever is higher Genuine savings deposit requirements • Minimum 5% proof of genuine savings for higher LVR loans (typically LVR >90%). Any Home Owners Grants are not considered genuine savings Security • LVR restrictions apply depending on location, property value and nature of security • Restrictions on high-density apartments based in postcode defined areas (generally capital city CBD’s) and properties in towns heavily reliant on a single industry (e.g. mining, tourism) LMI • Mortgage insurance for higher risk loans, such as LVRs>80%. Special package policy waivers apply for certain professionals and Westpac staff Australian mortgage portfolio by insurance profile2(%) 15680Insurance not required(Low risk profile including loans <80% LVR)Not insured >80% LVR(Special package policy waivers apply for certain professionals and Westpac staff)Insured3(>80% LVR) Chart does not add to 100 due to rounding

Australian interest only and investment property lending.Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack 85Scheduled I/O term expiry2(% of total I/O loans)Interest only (I/O) lending by dynamic LVR1and income band (% of total I/O lending)1 Dynamic LVR is the loan-to-value ratio taking into account the current loan balance, changes in security value, offset accountbalances and other loan adjustments. Property valuation source CoreLogic. 2 Based on outstanding balance. Excludes line of credit loans, I/O loans without date (including bridging loans and loans with construction purpose) and I/O loans that shouldhave switched to P&I but for the previously announced mortgage processing error. 3 Includes amortisation. Calculated at account level where split loans represent more than one account. 4 Customer loans ahead on payments exclude equity/line of credit products as there are no scheduled principal payments. Mortgage credit quality 8312813424146603011<=60%60%<=80%>80%Dynamic LVR bands (%) <$100k $100k –$250k >$250kApplicant gross income bandsChart does not add due to rounding. 65246211 1 2 3 4 5 6+Investment property portfolio by number of properties per customer (%) Investment property lending (IPL) portfolioSep-21Mar-22Sep-22Investment property loans ($bn)154153152Weighted averagesLVR of IPL loans at origination (%)727171LVR of new IPL loans in the period(%)707070DynamicLVR1of IPL loans (%)504749Average loan size3($’000)318321326Customers ahead on repaymentsincluding offset accounts4(%)61616090+ day delinquencies (bps)1098975Annualised loss rate (net of insurance claims) (bps)221 1419151218220.3 0<1 Yr 1<2 Yrs 2<3 Yrs 3<4 Yrs 4<5 Yrs 5<10 Yrs 10 Yrs+ IO portfolio $63bn (13.5% of portfolio) at 30 September 2022Chart does not add due to rounding.

Capital, funding and liquidity

CET1 capital ratio 11.3%, pro forma[1] 11.4%.

Capital, funding and liquidity

Level 2 CET1 capital ratio movements (%, bps)



Largely due to non-credit RWA, mainly IRRBB2
Capitalised software and other deductions
Divestments mainly includes sale of Australian life insurance
11.33
73
(45)
(38)
(9)
(3)
18
11.29
10
11.39
Down 4bps
Mar-22
Cash earnings ex notables
Dividend3
RWA
De-ductions and other
FX trans-lation impact
Divest-ments
Sep-22
Future asset sales1
Pro forma Sep-22

Key capital ratios (%)	Sep-21	Mar-22	Sep-22
Level 2 CET1 capital ratio	12.3	11.3	**11.3**
Additional Tier 1 capital ratio	2.3	2.1	**2.1**
Tier 1 capital ratio	14.6	13.4	**13.4**
Tier 2 capital ratio	4.2	4.3	**5.0**
Total regulatory capital ratio	18.9	17.7	**18.4**
Risk weighted assets (RWA) ($bn)	437	460	**478**
Leverage ratio	6.0	5.6	**5.6**
Level 1 CET1 capital ratio	12.6	11.2	**11.3**
Internationally comparable ratios[4]			
Leverage ratio (internationally comparable)	6.6	6.1	**6.0**
CET1 capital ratio (internationally comparable)	18.2	17.4	**17.6**

1 Reflecting announced exits relating to Superannuation and the Advance Asset Management business, 10bps (subject to divestment completion occurring) and some separation costs realised in FY22. Related divestment costs have impacted CET1 ratio for 30 September 2022. 2 Interest rate risk in the banking book (IRRBB). 3 The dividend reinvestment plan (DRP) for the 2022 interim dividend was satisfied by the purchase of existing shares by a third party. For the final 2022 dividend, new shares will be issued to DRP participants as Westpac is in discussions on a potential acquisition of Tyro. Shares will be issued with no discount to the market price. 4 Internationally comparable methodology aligns with the APRA study titled 'International Capital Comparison Study' dated 13 July 2015.

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Westpac GROUP

Risk weighted assets.

Capital, funding and liquidity

Risk weighted assets (RWA) ($bn)


436.7
460.0
2.4
(0.3)
15.1
1.2
(0.8)
477.6
3Q22: $15.8bn
4Q22: ($0.7bn)
Up $17.7bn[1] or 3.8%
Sep-21
Mar-22
Credit risk
Market risk
IRRBB
Operational risk
Other
Sep-22

- RWA up $17.7bn over 2H22
- IRRBB RWA up $15.1bn (36bps impact on capital) mainly from a higher regulatory embedded loss from increased market rates, in particular in 2 and 3 year swap rates. An embedded loss occurs as Westpac's equity is invested over a three year investment horizon compared to the regulatory investment term of one year
- Credit RWA increased $2.4bn (6bps impact on capital) mainly from higher exposures across residential mortgages and corporates

Movement in credit risk weighted assets ($bn)


Improved credit quality metrics, partly offset by an overlay for the mortgage RWA floor
Growth in mortgages, corporate and business lending
357.3
359.7
(4.1)
4.7
1.3
0.5
362.1
Up $2.4bn or 0.7%
Sep-21
Mar-22
Credit quality
Lending
Counterparty credit and mark-to-market risk
FX translation
Sep-22

IRRBB RWA[1] ($bn)


Embedded loss/(gain)
Repricing and yield curve risk
Optionality and basis risk
3y Swap rate (in %)
11
2
0.52
13
(4)
12
1.28
3
10
(1)
2.60
27
3
16
8
3.63
43
4
20
19
4.05
43
5
17
21
Sep-21
Dec-21
Mar-22
Jun-22
Sep-22

1 Chart may not add due to rounding.

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Westpac GROUP

CET1 capital ratio operating range.

Capital, funding and liquidity



10.5% Unquestionably strong benchmark
Unquestionably strong buffer (2.5%)
Capital Conservation Buffer (2.5%) and D-SIB (1.0%)
Minimum Prudential Capital Requirement (4.5%)
CET1 capital ratio of 11.29% at Sep-22
Operating range 11.0% -11.5%
Buffer 0.75%
Countercyclical capital buffer (1.0%)
Capital Conservation Buffer (3.75%) and D-SIB (1.0%,)
Minimum Prudential Capital Requirement (4.5%)
Current APRA requirements[1]
New APRA requirement from 1 Jan-23[1]

CET1 capital operating range

- We will seek to operate with a CET1 capital ratio of between 11.0% and 11.5% (including to account for dividend payments) in normal operating conditions under the new capital framework from 1 January 2023
- On 29 November 21, APRA finalised its capital framework, increasing the top of the CET1 capital ratio level for Domestic Systemically Important Banks (D-SIBs) from 8% to 10.25% from 1 January 2023
- Under the new framework, the capital conservation buffer increases from 2.5% to 3.75% and a base level for the countercyclical capital buffer (CcyB) of 1.0% was introduced. The D-SIB buffer of 1% continues to apply
- APRA indicated that it expects the D-SIBs will likely operate with a CET1 capital ratio above 11% in normal operating conditions from 1 January 2023

1 Noting than APRA may apply higher CET1 capital ratio requirements for an individual authorised deposit-taking institution (ADI).

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Westpac GROUP

Regulatory capital changes.

Capital, funding and liquidity

Implementation	Change	Details
Current and finalised by 1 Jul 2028	**RBNZ Capital Review**	• Progressive implementation from 1 January 2022 to 1 July 2028 • IRB banks (including WNZL) subject to an 85% output floor of RWA required under the standardised approach applicable from 1 January 2022 and an increased IRB scalar of 1.2 (from 1.06) effective 1 October 2022 • D-SIB Total capital requirements increasing to 18% by 1 July 2028. Includes Tier 1 capital requirement of 16% of which 13.5% must be CET1 capital • Existing capital instruments that contain contractual non-viability triggers are no longer fully eligible as capital, with the qualifying amount being phased-out over the implementation timeline
1 Jan 2023	**APRA's revisions to the ADI capital framework**	APRA's final capital standard includes • Increasing the CET1 capital requirement for D-SIBs from 8.0% to 10.25% through higher regulatory buffers, capital conservation buffer (to 4.75% from 3.5%)[1] and base level countercyclical capital buffer of 1.0% • Adjustments to RWA calculations for certain assets (residential mortgages, non-retail lending) • Implementing a 72.5% output floor to limit the capital benefit for Advanced ADIs relative to Standardised ADIs • RWA for New Zealand subsidiaries to be determined under RBNZ rules at the consolidated group level
1 Jan 2024	**CPS 190 Financial Contingency Planning** **CPS 900 Resolution Planning**	APRA has released two draft prudential standards for consultation for banks to • Develop plans to respond to financial stress • Prepare for resolution with limited adverse impacts on the community and financial system, in the event of their failure
1 Jan 2023	**Leverage ratio**	• Proposed minimum 3.5%. At 30 September 2022, our leverage ratio was 5.6%
1 Jan 2024 and 1 Jan 2026	**Loss Absorbing Capacity (LAC)**	• APRA requires D-SIBs to lift the total capital ratio by 4.5% of RWA, comprising 3% by 1 January 2024 and by a further 1.5% by 1 January 2026, to a minimum total capital ratio of for D-SIBs of 18.25% • At 30 September 2022 our Tier 2 capital ratio was 5.0% and our total capital ratio was 18.4%. Any additional total capital required is expected to be met through additional Tier 2 capital, likely to be offset by a decrease in long-term wholesale funding
1 Jan 2024 1 Jan 2025	**APS117 – IRRBB** **APS116 – Market Risk**	• Non-traded: standardising aspects of the calculation of IRRBB capital to reduce volatility over time and variation between ADIs • Traded: APRA is yet to commence consultation on Fundamental Review of the Trading Book

1 Includes 1% D-SIB buffer.

90 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Internationally comparable capital ratio reconciliation.

Capital, funding and liquidity

APRA's Basel III capital requirements are more conservative than those of the Basel Committee on Banking Supervision (BCBS), leading to lower reported capital ratios by Australian banks. In July 2015, APRA published a study that compared the major banks' capital ratios against a set of international peers[1]. The following details the adjustments from this study and how Westpac's APRA Basel III CET1 capital ratio aligns to an internationally comparable ratio.

Westpac's CET1 capital ratio (APRA basis)		**11.3**
Equity investments	Balances below prescribed threshold are risk weighted, compared to a 100% CET1 deduction under APRA's requirements	0.1
Deferred tax assets	Balances below prescribed threshold are risk weighted, compared to a 100% CET1 deduction under APRA's requirements	0.4
Interest rate risk in the banking book (IRRBB)	APRA requires capital to be held for IRRBB. The BCBS does not have a Pillar 1 capital requirement for IRRBB	1.4
Residential mortgages	Loss given default (LGD) of 15%, compared to the 20% LGD floor under APRA's requirements. APRA also applies a correlation factor for mortgages higher than the 15% factor prescribed in the Basel rules	2.0
Unsecured non-retail exposures	LGD of 45%, compared to the 60% or higher LGD under APRA's requirements	0.7
Non-retail undrawn commitments	Credit conversion factor of 75%, compared to 100% under APRA's requirements	0.5
Specialised lending	Use of internal-ratings based (IRB) probabilities of default (PD) and LGDs for income producing real estate and project finance exposures, reduced by application of a scaling factor of 1.06. APRA applies higher risk weights under a supervisory slotting approach, but does not require the application of the scaling factors	0.6
Currency conversion threshold	Increase in the A$ equivalent concessional threshold level for small business retail and small to medium enterprise corporate exposures	0.2
Capitalised expenses	APRA requires these items to be deducted from CET1. The BCBS only requires exposures classified as intangible assets under relevant accounting standards to be deducted from CET1	0.4
Internationally comparable CET1 capital ratio		**17.6**
Internationally comparable Tier 1 capital ratio		**20.6**
Internationally comparable total regulatory capital ratio		**27.8**

1 Methodology aligns with the APRA study titled "International capital comparison study", dated 13 July 2015.

91 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Well placed on internationally comparable.

Capital, funding and liquidity

Common equity Tier 1 ratio (%)[1]


20%
15%
10%
5%
0%
ANZ
CBA
NAB
Westpac, 17.6%
Danske Bank
Nordea
Unicredit
Bank of Montreal
NatWest
Morgan Stanley
Norinchukin Bank
Rabobank
BPCE
Toronto Dominion Bank
ING Group
Lloyds
UBS
Goldman Sachs
JPMorgan Chase
Sumitomo Mitsui
Standard Chartered
Commerzbank
HSBC
Credit Suisse
China Construction Bank
Barclays
ICBC
Royal Bank of Canada
Deutsche Bank
Societe Generale
Intesa Sanpaolo
BBVA
China Merchants Bank
Santander
BNP Paribas
Bank of America
Mizuho FG
CIBC
Citigroup
Scotiabank
Bank of China
Credit Agricole SA
Agricultural Bank of China
Mitsubishi UFJ
Wells Fargo

Leverage ratio (%)[1]


9%
8%
7%
6%
5%
4%
3%
2%
1%
0%
Norinchukin Bank
ICBC
China Merchants Bank
Bank of China
China Construction Bank
Agricultural Bank of China
BBVA
Rabobank
Credit Suisse
ANZ
Westpac, 6.0%
UBS
CBA
NatWest
Unicredit
HSBC
NAB
Lloyds
Bank of Montreal
Intesa Sanpaolo
ING Group
Barclays
BPCE
Sumitomo Mitsui
Nordea
Mitsubishi UFJ
Santander
Danske Bank
Commerzbank
Royal Bank of Canada
Standard Chartered
Toronto Dominion Bank
Deutsche Bank
CIBC
Scotiabank
Mizuho FG
Societe Generale
BNP Paribas
Credit Agricole SA

1 Comparison group comprises listed commercial banks with assets in excess of A$700bn and which have disclosed fully implemented Basel III ratios or provided enough to estimate. Based on company reports/presentations. Ratios at 30 June 2022, except for Westpac and ANZ which are at 30 September 2022, NAB at 31 March 2022 and Bank of Montreal, Scotiabank, Royal Bank of Canada, CIBC and Toronto Dominion are at 31 July 2022. Leverage ratio is on a transitional basis. Where accrued expected dividends have been deducted and disclosed, these have been added back for comparability. US banks are excluded from leverage ratio analysis due to business model differences, for example from loans sold to US Government sponsored enterprises. NAB has not disclosed an internationally comparable leverage ratio since September 2017. Shows ratios at the last reporting date, which may take account of measures taken in response to COVID-19.

92 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Capital, funding and liquidity

Balance sheet funding.

Maintained a high level of customer deposit funding in FY22.

Funding composition (%)

By residual maturity



Wholesale onshore <1yr[1]
Wholesale offshore <1yr[1]
Wholesale onshore >1yr
Wholesale offshore >1yr
Securitisation
Equity[2]
Customer deposits
Sep-18: 5, 7, 4, 12, 1, 8, 63
Sep-19: 5, 7, 5, 12, 1, 8, 63
Sep-20: 4, 6, 6, 10, 1, 8, 65
Sep-21: 6, 5, 6, 9, 1, 8, 65
Sep-22: 6, 6, 5, 11, 1, 7, 65

Chart does not add to 100 due to rounding

Customer deposits 70% of total funding excluding equity

Customer deposits and net loans ($bn)



Customer deposits
Net loans
Customer deposits to net loans ratio (%)
79.8
81.6
83.5
82.9
550
690
580
711
601
720
613
740
Mar-21
Sep-21
Mar-22
Sep-22

Net stable funding ratio (%)



125
1.0
1.8
(0.2)
0.7
(4.2)
(3.5)
121
Mar-22
Capital
Retail & SME Deposits
Corporate & Institutional Deposits
Wholesale funding and other
Residential Mortgages ≤35% Risk Weight
Other loans, liquids & other
Sep-22

1 Includes long term wholesale funding with a residual maturity less than or equal to 1 year. 2 Equity excludes FX translation, available-for-sale securities and cash flow hedging reserves.

93 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Capital, funding and liquidity

Liquidity coverage ratio 132%.

CLF reduction almost complete.

Liquidity coverage ratio[1] (LCR) (quarterly average, $bn)



September qtr 2021
LCR 129%
March qtr 2022
LCR 137%
September qtr 2022
LCR 132%
134
34
10
90
174
37
137
144
36
12
96
197
28
169
145
31
13
101
191
16
176
Net cash outflows
Liquid assets
Net cash outflows
Liquid assets
Net cash outflows
Liquid assets
Net cash outflows (NCOs)
Other flows2
Wholesale funding
Customer deposits
Liquid assets
Committed Liquidity Facility (CLF)
High Quality Liquid Assets (HQLA)

Liquidity coverage ratio[1] (quarterly average, %)



137
4
(8)
(5)
(1)
5
132
Includes removal of net cash outflow overlay
Mar-22 Qtr
HQLA
CLF
Customer Deposits
Wholesale funding
Other flows2
Sep-22 Qtr

Westpac CLF phase-out ($bn)



37.00
27.75
18.50
9.25
0
30/09/2021
1/01/2022
1/05/2022
1/09/2022
1/01/2023 3

1 LCR is calculated as the percentage ratio of stock of liquid assets over the total net cash outflows in a modelled 30 day defined stressed scenario. Liquid assets include HQLA as defined in APS 210, RBNZ eligible liquids and CLF eligible securities.
2 Other flows include credit and liquidity facilities, collateral outflows and inflows from customers. Other flows also includes the net cash outflow overlay. Effective 1 January 2021, the Group was required to increase the value of its net cash outflows by 10% for the purpose of calculating LCR, in response to action taken by APRA for breaches of Westpac's liquidity requirements predominantly relating to WNZL. The overlay was removed from 1 September 2022. 3 Per APRA updated guidance, the CLF will now cease to exist by 1 January 2023 instead of 31 December 2022.

94 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Capital, funding and liquidity

Long term wholesale funding.

$43 billion in new term funding, including $4 billion pre-funding.

Term debt issuance and maturity profile[1] ($bn)



Issuance
Maturities
37
32
34
31
35
43
38
18
40
12
29
21
24
32
FY17
FY18
FY19
FY20
FY21
FY22
FY23
FY24
FY25
FY26
FY27
>FY27
Funding for Lending Programme (NZ)
Term Funding Facility (Aus)
Subordinated debt
Senior/Securitisation
Hybrid
Covered bond

FY22 term debt issuance[2] (%)



By program (%)
52
26
5
14
4
Senior bonds
Covered bonds
Securitisation
Tier 2 capital
Hybrid



By currency (%)
36
41
13
3
3
4
AUD
USD
EUR
GBP
NZD
Other



By tenor (%)
33
10
36
21
3 years
4 years
5 years
>5 years

Charts may not add due to rounding.

1 Based on residual maturity and FX spot currency translation. Includes all debt issuance with contractual maturity greater than 13 months excluding US Commercial Paper and Yankee Certificates of Deposit. Contractual maturity date for hybrids and callable subordinated instruments is the first scheduled conversion date or call date for the purposes of this disclosure. Perpetual sub-debt has been included in >FY27 maturity bucket. Maturities exclude securitisation amortisation. 2 Data excludes Funding for Lending Programme which allows eligible banks to borrow directly from the RBNZ at the official cash rate (OCR). It started on 7 December 2020 and ran until 6 June 2022 for the initial allocations, and will run until 6 December 2022 for the additional allocations.

95 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Capital, funding and liquidity

Tier 2 capital issuance and maturities.

Well positioned to meet LAC requirements.

Westpac Tier 2 issuance and calls/maturities[1,2,3] (notional amount, A$bn)


14.0
12.0
10.0
8.0
6.0
4.0
2.0
0.0
Issuance
Maturities
FY23 issuance expected to be approx. $4–5 billion[1] subject to market conditions
4.2
2.2
6.2
5.2
1.2
1.4
2.3
3.2
3.1
12.8
FY19
FY20
FY21
FY22
FY23
FY24
FY25
FY26
FY27
>FY27

Loss Absorbing Capacity (LAC) Requirements (%)


Tier 2
LAC
5.0
5.0
3.0
2.0
6.5
4.5
2.0
Westpac September 2022
January 2024 Requirements
January 2026 Requirements

Westpac Tier 2 capital[1] (notional amount, %)


By format[4]
23
77
Callable
Bullet
By currency[4]
6
3
2
4
14
72
USD
AUD Domestic
AUD EMTN
EUR
JPY
SGD

Chart does not add to 100 due to rounding

1 Excludes Westpac New Zealand Limited. RBNZ Tier 2 does not count for APRA TLAC requirements. 2 Represents A$ equivalent notional amount using spot FX translation at date of issue for issuance and spot FX translation at 30 September 2022 for maturities. 3 Securities in callable format profiled to first call date. Securities in bullet format profiled to maturity date. 4 Represents A$ equivalent notional amount using spot FX translation at 30 September 2022.

96 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Segment results

Segment[1] contributions.

Segments

FY22 cash earnings ($m)	Consumer	Business	WIB	NZ[2]	Specialist Businesses	Group Businesses	Group
Net interest income	8,985	3,027	1,110	2,106	474	903	**16,605**
Non-interest income	612	329	1,139	397	(152)	71	**2,396**
Expenses	(4,689)	(1,896)	(1,181)	(1,072)	(1,047)	(906)	**(10,791)**
Core earnings	**4,908**	**1,460**	**1,068**	**1,431**	**(725)**	**68**	**8,210**
Impairment (charges)/benefits	(201)	(143)	(85)	25	67	2	**(335)**
Tax & non-controlling interests	(1,416)	(399)	(296)	(381)	(65)	(42)	**(2,599)**
Cash earnings	**3,291**	**918**	**687**	**1,075**	**(723)**	**28**	**5,276**
Cash earnings contribution	62%	18%	13%	20%	(14%)	1%	

FY22 notable items ($m)	Consumer	Business	WIB	NZ[2]	Specialist Businesses	Group Businesses	Group
Net interest income	-	-	-	(1)	-	-	**(1)**
Non-interest income	-	-	-	118	(1,011)	-	**(893)**
Expenses	(66)	-	-	-	(365)	(190)	**(621)**
Core earnings	**(66)**	**-**	**-**	**117**	**(1,376)**	**(190)**	**(1,515)**
Impairment charges	-	-	-	-	-	-	**-**
Tax and non-controlling interests	19	-	-	-	150	54	**223**
Cash earnings impact	**(47)**	**-**	**-**	**117**	**(1,226)**	**(136)**	**(1,292)**

1 Refer to segment descriptions, page 135. 2 NZ in A$.

98 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Consumer

Consumer 2H22 performance.

Cash earnings ($m)


AIEA up 1%, NIM up 7bps from higher deposit spreads, partly offset by lower loan spreads
Simplification initiatives, organisational redesign and completion of some regulatory projects
One-off payment received in 1H22 in relation to a distribution agreement for general insurance
Large turnaround due to a CAP charge reflecting a changed economic forecast
1,780
1,646
231
(36)
115
(255)
(9)
1,692
(47)
1,645
Up $46m or 3%
Down $1m or flat
2H21
1H22
Net interest income
Non-interest income
Operating expenses
Impairment charges
Tax and NCI
2H22 ex-notable items
Notable items
2H22

Key financial metrics	2H21	1H22	2H22	Change on 1H22
Revenue ($m)	4,985	4,701	**4,896**	4%
Net interest margin (%)	2.27	2.09	**2.16**	7bps
Expense to income (%)	50.6	50.4	**47.4**	(300bps)
Customer deposit to loan ratio (%)	57.6	59.3	**59.1**	(18bps)
Stressed exposures to TCE (%)	0.98	0.81	**0.68**	(13bps)
Mortgage 90+ day delinquencies (%)	1.07	0.88	**0.75**	(13bps)

Key operating metrics	2H21	1H22	2H22	Change on 1H22
Main financial institution[1] (%)	15.7	16.4	**16.3**	(10bps)
Active digital banking customers[2] (#m)	5.24	5.31	**5.48**	3%
Active new Westpac app customers[3] (#m)	1.7	2.5	**2.7**	8%
Branches (#)[4]	851	781	**732**	(49)
ATMs (#)	1,270	1,153	**1,071**	(82)

1 Refer page 136 for metric definitions and details of provider. 2 Includes all brands, consumer and business customers. 3 Users of the new Westpac app only, includes consumer and business customers. 4 Includes all points of presence including Advisory, Community Banking Centres and Kiosks. Kiosks have been restated in comparatives. Co-located branches are considered two points of presence. There are 27 co-located branches open for all Westpac brands customers.

99 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Business

Business 2H22 performance.

Cash earnings ($m)


Simplification, organisational redesign and completion of risk and compliance programs
Impairment benefit from release in overlays no longer required, partly offset by the changed economic forecast
AIEA up 5%, NIM increased 74bps from higher deposits spreads, partly offset by lower loan spreads
542
239
381
3
68
173
(185)
679
Up $440m or 184%
2H21
1H22
Net interest income
Non-interest income
Operating expenses
Impairment charges
Tax and NCI
2H22

Key financial metrics	2H21	1H22	2H22	Change on 1H22
Revenue ($m)	1,625	1,486	**1,870**	26%
Net interest margin (%)	3.69	3.33	**4.07**	74bps
Expense to income (%)	71.7	66.1	**48.9**	Large
Customer deposit to loan ratio (%)	164.0	166.4	**157.1**	Large
Stressed exposures to TCE (%)	5.90	5.07	**5.05**	(2bps)

Key operating metrics	2H21	1H22	2H22	Change on 1H22
Main financial institution[1] (%)	20.6	21.5	**21.7**	Up 20bps
Customer satisfaction[1] (rank) – Westpac Brand	=#2	=#1	**=#2**	Down 1
Customer satisfaction – SME[1] (rank) Westpac Brand	=#2	=#1	**=#2**	Down 1
Digital sales[2] (%)	31	28	**29**	1ppt

1 Refer page 136 for metric definitions and details of provider. 2 Share of sales made digitally for eligible products. Refer page 136 for metric definitions.

100 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

WIB 2H22 performance.

Westpac Institutional Bank

Cash earnings ($m)


DVA charge and lower customer markets income, partly offset by higher non-customer markets income
Higher staff expenses, payments and technology investments and uplift in ESG capabilities
AIEA up 13%, NIM increased 17bps from deposit spreads and balance sheet growth: loans up 15% and deposits up 11%
Lower impairment charge due to lower IAP, higher write-backs and less impact from overlays
(831)
306
148
(37)
(27)
31
(40)
381
Up $75m or 25%
2H21
1H22
Net interest income
Non-interest income
Operating expenses
Impairment charges
Tax and NCI
2H22

Key financial metrics	2H21	1H22	2H22	Change on 1H22
Revenue ($m)	1,084	1,069	**1,180**	10%
Net interest margin (%)	1.24	1.17	**1.34**	17bps
Expense to income ratio (ex notable items (%))	67.4	54.0	**51.2**	(279bps)
Net loans	67.7	74.0	**85.2**	15%
Customer deposits	99.3	104.7	**116.6**	11%
Customer deposit to loan ratio (%)	146.6	141.5	**136.8**	(Large)
Stressed exposures to TCE (%)	0.64	0.20	**0.35**	15bps

Key operating metrics	2H21	1H22	2H22	Change on 1H22
Customer revenue[1] ($m)	1,073	1,127	**1,236**	10%
Derivative valuation adjustment (DVA) ($m)	44	(29)	**(59)**	103%
Trading revenue (non-customer) ($m)	25	34	**64**	88%
Other[2]	(58)	(63)	**(61)**	(3%)
Revenue per average FTE ($'000)	426	415	**455**	10%

1 WIB customer revenue is lending revenue, deposit revenue, sales and fee income. 2 Other includes bank levy and capital benefit.

101 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

New Zealand

New Zealand 2H22 performance.[1]

Cash earnings (NZ$m)


Loss of income following the sale of NZ life insurance
Increased regulatory, risk and compliance expenses, and higher technology resilience costs
AIEA up 4%, NIM up 8 bps from higher deposit spreads
Increase in impairment benefit due to improved credit metrics
430
635
(131)
504
90
(16)
(30)
7
(18)
537
(7)
530
Up $33m or 7%
Down $105m or 17%
2H21
1H22
Add back notable items
1H22 ex-notable items
Net interest income
Non-interest income
Operating expenses
Impairment charges
Tax and NCI
2H22 ex-notables
Notable items
2H22

Key financial metrics	2H21	1H22	2H22	Change on 1H22
Revenue (NZ$m)	1,218	1,389	**1,320**	(5%)
Net interest margin (%)	1.94	1.98	**2.03**	5bps
Expense to income (%)	48.9	40.6	**45.0**	Large
Customer deposit to loan ratio (%)	82.0	83.4	**80.5**	(292bps)
Stressed exposures to TCE (%)	1.19	1.14	**0.97**	(17bps)

Key operating metrics	Sep-21	Mar-22	Sep-22	Change Mar-22
Customers (#m)	1.33	1.35	**1.37**	1%
Branches (#)	116	114	**115**	+1
ATMs (#)	464	446	**439**	(7)
Consumer NPS[2]	+14	+10	**+7**	(3)
Business NPS[2]	(14)	(6)	**+1**	+7
Agri NPS[2]	+13	+33	**+20**	(13)
Funds (NZ$bn) (spot)	12.0	11.7	**10.9**	(7%)

1 In NZ$ unless otherwise noted. 2 Refer to page 136 for details of metric definition and provider.

102 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

29283032212222212426262574767878Mar-21Sep-21Mar-22Sep-22 Transaction Savings Term deposits 58616264 1 1 1 13231313291939497Mar-21Sep-21Mar-22Sep-22 Business Personal Mortgage 66%1%33% 75.978.40.977.9 (1.4) Sep-21Mar-22ConsumerBusinessSep-22 92.694.01.81.096.8Sep-21Mar-22ConsumerBusinessSep-22New Zealand balance sheet.103Net loans (NZ$bn)Deposits (NZ$bn)Loans (NZ$bn) and % of total Customer deposits (NZ$bn) and % of total Up 3% Up 2% Up 2%New Zealand Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack Up 3% Down 1% Down 1% Up 3% Up 2% 41%27%32%

New Zealand

New Zealand business exposures.

Business stressed exposures as a % of business TCE


Impaired
90+ day past due and not impaired
Watchlist & substandard
5.5
5.0
0.5
Sep-16
4.4
4.0
0.1
0.3
Sep-17
3.3
3.0
0.3
Sep-18
3.1
2.9
0.1
0.1
Sep-19
2.6
2.2
0.1
0.3
Sep-20
2.0
1.6
0.2
0.2
Sep-21
1.5
1.3
0.2
0.1
Sep-22

Chart may not add due to rounding.

Business TCE by industry sector %


Finance & insurance
Agriculture, Forestry and Fishing
Property
Government administration & defence
Trade
Manufacturing
Utilities
Services
Transport & storage
Property & business services
Construction
Accommodation, cafes & restaurants
Other industries
27
16
14
10
6
6
5
4
3
3
1
1
4

Agribusiness[1] portfolio

	Sep-21	Mar-22	Sep-22
TCE (NZ$bn)	10.6	10.6	**10.5**
Agriculture as a % of total TCE	7.7	7.4	**7.2**
% of portfolio graded as 'stressed'[2]	5.7	6.1	**4.8**
% of portfolio impaired	0.13	0.08	**0.03**

1 Includes forestry and fishing. 2 Includes impaired exposures.

Milk price (NZ$ kg Ms)


Westpac Economics forecast
6.35
2018/19
7.14
2019/20
7.54
2020/21
9.30
2021/22
9.25
2022/23

104 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

New Zealand consumer portfolio.

New Zealand

Mortgage portfolio	Sep-21	Sep-22
Total portfolio ($bn)	60.9	63.8
Owner occupied (OO) (%)	72.3	73.3
Investment property loans (IPL) (%)	27.7	26.7
Broker introduced (%)	46.7	50.1
Proprietary channel (%)	53.3	49.9
Fixed/ Floating split (%)	88/12	90/10
Interest only (I/O) (%)	20.4	17.9
Origination LVR 80–90% (%)	8.5	8.6
Origination LVR >90% (%)	2.4	2.3

Mortgage 90+ day delinquencies[1] (%)


0.6
0.5
0.4
0.3
0.2
0.1
0.0
0.22
Sep-13
Mar-14
Sep-14
Mar-15
Sep-15
Mar-16
Sep-16
Mar-17
Sep-17
Mar-18
Sep-18
Mar-19
Sep-19
Mar-20
Sep-20
Mar-21
Sep-21
Mar-22
Sep-22

Unsecured consumer 90+ day delinquencies[1] (%)


3.0
2.0
1.0
0.0
1.03
Sep-13
Mar-14
Sep-14
Mar-15
Sep-15
Mar-16
Sep-16
Mar-17
Sep-17
Mar-18
Sep-18
Mar-19
Sep-19
Mar-20
Sep-20
Mar-21
Sep-21
Mar-22
Sep-22

Mortgage portfolio LVR[2] (% of portfolio)


94% of mortgage portfolio has an LVR less than 80%
53%
22%
19%
4%
2%
0<=60
60<=70
70<=80
80<=90
90+

Mortgage loss rates (%)


0.12
0.10
0.08
0.06
0.04
0.02
0.00
0.01
1H12
1H13
1H14
1H15
1H16
1H17
1H18
1H19
1H20
1H21
1H22

1 In May 2019 we made changes to the reporting of customers in hardship to align to the method used by APRA. 2 LVR based on current loan property value at latest credit event.

105 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Specialist Businesses 2H22 performance.

Specialist Businesses

Cash earnings ($m)



Reduction in transitional service payments related to businesses sold and lower life insurance income
Lower income from reduced auto finance balances following sale and run-down of auto finance portfolio
Lower expenses from simplification, lower investment spend and divestment of businesses
45
132
114
246
(10)
(23)
56
(9)
(3)
257
(1,112)
(855)
Up $11m or 4%
Down $987m or Large
Loss on completion of the sale of Australian life insurance
2H21
1H22
Add back notable items
1H22 ex-notable items
Net interest income
Non-interest income
Operating expenses
Impairment charges
Tax and NCI
2H22 ex-notables
Notable items
2H22

Key financial metrics	2H21	1H22	2H22	Change on 1H22
Average funds ($bn)	223.8	224.9	**209.5**	(7%)
Spot funds ($bn)	227.4	222.9	**198.8**	(11%)
Platforms deposits ($bn)	6.1	5.7	**6.8**	19%
Platform FUA share (exc. Corp Superannuation)[1] (%)	18.8	18.3	**17.8**	(50bps)
Margin lending ($bn)	1.5	1.5	**1.3**	(13%)
Auto finance loans ($bn)[2]	10.6	8.8	**7.1**	(19%)
Westpac Pacific loans	1.4	1.3	**1.4**	8%

Financials excluding notable items and businesses sold	2H21	1H22	2H22	Change on 1H22
Operating income ($m)	596	615	**605**	(2%)
Operating expenses ($m)	(383)	(350)	**(303)**	(13%)
Core earnings ($m)	213	265	**302**	14%
Net profit ($m)	124	207	**241**	16%

1 Plan For Life, 30 June 2022. 2 Reduction reflects ~$1bn of wholesale dealer loan book to Angle Finance (in 1H22) and run-down of remaining Auto Finance portfolio (2H22).

106 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

BT Panorama.

Specialist Businesses

Panorama Platform

Increased Panorama capabilities

- Improved mobile app functionality, with BT Panorama winning Best Mobile Platform and Best Client Portal for the fourth consecutive year[1]
- Expanded digital capability
  - Delivered client fee consent functionality
  - Added 24/7 virtual assistant to the mobile app
  - Launched real time workflow tracking for advisors
- Platform updates and feature improvements based on adviser and member feedback
- BT ranked #1 platforms business with 17.8%[2] share, excluding corporate superannuation
- Panorama FUA was $95.9bn with net flows for FY22 of $1.9bn. Market volatility across equity and bond markets had an adverse impact on FUA

FUA on BT Panorama[3] ($m)


FUA
BT Wrap migration
31,240
49,593
104,779
105,012
95,891
Down 9%
Down 8%
Sep-20
Mar-21
Sep-21
Mar-22
Sep-22

Investors on BT Panorama[3] (#)


Investors
BT Wrap migration
67,109
115,369
234,948
236,741
250,809
Up 6%
Up 7%
Sep-20
Mar-21
Sep-21
Mar-22
Sep-22

Active advisers on BT Panorama[4] (#)


3,017
3,524
6,034
6,059
6,142
Up 1%
Up 2%
Sep-20
Mar-21
Sep-21
Mar-22
Sep-22

SMSF funds on BT Panorama[4] (#)


12,310
14,118
25,320
26,003
23,528
Down 10%
Down 7%
Sep-20
Mar-21
Sep-21
Mar-22
Sep-22

1 Investment Trends Platform Competitive Analysis and Benchmarking Report, December 2021. 2 Plan For Life, 30 June 2022. 3 Migration from BT Wrap to Panorama was completed in June 2021. 4 Advisers and SMSF funds that have been migrated from BT Wrap are not shown separately.

107 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Economics

Australian and New Zealand economic forecasts.

Economics

Key economic indicators (%) at November 2022		2021 Q3	2021 Q4	2022 Q1	2022 Q2	2022 Q3F	2022 Q4F	2023 Q1F	2023 Q2F	Calendar years 2020	2021	2022F	2023F
World	**GDP[1]**	-	-	-	-	-	-	-	-	**-3.0**	**6.0**	**3.2**	**3.0**
Australia	**GDP[2]**	**4.1**	**4.5**	**3.3**	**3.6**	**6.7**	**3.4**	**3.0**	**2.2**	**-0.7**	**4.5**	**3.4**	**1.0**
	Unemployment – end period	4.6	4.7	4.0	3.8	3.5	3.3	3.4	3.8	6.8	4.7	3.3	4.5
	CPI headline – year end	3.0	3.5	5.1	6.1	7.3	7.9	6.9	6.0	0.9	3.5	7.9	4.1
	Interest rates – cash rate	0.10	0.10	0.10	0.85	2.35	3.10	3.60	3.85	0.10	0.10	3.10	3.85
New Zealand	**GDP[2]**	**-0.4**	**3.0**	**1.0**	**0.4**	**5.0**	**2.5**	**3.3**	**2.0**	**0.3**	**3.0**	**2.5**	**1.6**
	Unemployment – end period	3.3	3.2	3.2	3.3	3.3	3.3	3.5	3.6	4.9	3.2	3.3	3.8
	Consumer prices	4.9	5.9	6.9	7.3	7.2	6.2	5.7	4.9	1.4	5.9	6.2	4.1
	Interest rates – official cash rate	0.25	0.75	1.00	2.00	3.00	4.25	4.75	5.00	0.25	0.75	4.25	5.00

Sources: IMF, RBA, Statistics NZ, Westpac Economics

Key economic indicators (%) at November 2022		2020	2021	2022F	2023F
Australia	**Credit growth**				
	Total – year end	1.7	7.2	8.4	2.7
	Housing – year end	3.5	7.4	6.5	3.6
	Business – year end	0.8	8.4	13.0	2.0
New Zealand	**Credit growth**				
	Total – year end	3.3	7.5	4.9	3.2
	Housing – year end	8.3	10.5	4.9	2.8
	Business – year end	-2.7	3.6	5.3	4.3

Sources: RBA, Statistics NZ, Westpac Economics

Private sector credit growth (% ann)


% ann
Housing Australia
Total credit Australia
Business Australia
Total credit New Zealand
Westpac f'casts
25
20
15
10
5
0
-5
-10
Sep-08
Sep-10
Sep-12
Sep-14
Sep-16
Sep-18
Sep-20
Sep-22

Sources: RBA, Westpac Economics

1 Year average growth rates. 2 Through the year growth rates.

109 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Global market backdrop.Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack 110Central banks responding aggressively to inflation.Fed Funds and RBA Cash Rate (%)EconomicsGlobal inflation (ann%)Global supply chains (index, monthly)Sources: Bloomberg, RBA Westpac Economics 01234567890123456789Nov 92Nov 98Nov 04Nov 10Nov 16Nov 22% Cash Rate Fed Funds (midpoint) %Sources: ABS, IMF, Macrobond, Westpac Economics -505101520-505101520Sep-60Sep-70Sep-80Sep-90Sep-00Sep-10Sep-20ann%ann% Australia G7* CPI inflation; ‘G7’ is GDP-weighted avg of US, EU, Japan, UK and Canada. Sources: Bloomberg,Macrobond, Westpac Economics -5010025040055070085049.550.050.551.051.552.052.5 Jan-17 Jan-18 Jan-19 Jan-20 Jan-21 Jan-22 Jan-23 IndexIndex Global Supply Chain Pressure Index (lhs) container freight rates (rhs)^^ 2017avg = 100 Westpac f’caststo Dec-23Consumer inflation expectations1(ann, %)Sources: ABS, IMF, Macrobond, Melbourne Institute, Westpac Economics 2345678923456789Oct-97Oct-01Oct-05Oct-09Oct-13Oct-17Oct-21ann%ann% Australia G7latest month* 3mth avg

RBA tightening cycle to continue.Labour market remains key risk to policy.1 ‘G7’ is GDP-weighted avg of US, EU, Japan, UK and Canada. Based on 1yr ahead expectations where available. 2 Mortgage repayments, owner occupied loans as % of household disposable income of owner occupiers.EconomicsAustralia’s household debt servicing ratio2(%)CPI inflation (%)Sources: ABS, RBA, Westpac Economics -10123456789-10123456789Sep-06Sep-10Sep-14Sep-18Sep-22%% Core CPI, %qtr Headline CPI %yr Core CPI, avg RBA %yr Westpac f’caststo Dec -23Wages (%)Sources: RBA, ABS, Westpac Economics 1012141618202210121416182022Sep-02Sep-07Sep-12Sep-17Sep-22%% 3.85% 4.5% 4.0% Westpac f’caststo Dec-23terminal cash rate:Sources: ABS, Westpac Economics 1234512345Jun-97Jun-02Jun-07Jun-12Jun-17Jun-22 ann% ann%RBA’s target: >3% Westpac f’caststo Dec-23 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack 111Job vacancies (% of labour force) and Unemployment rate (%)Sources: ABS, Westpac Economics -3-113579110.00.51.01.52.02.53.03.5Mar-89Mar-97Mar-05Mar-13Mar-21%^% Vacancies* (ABS survey), lhs Unemployment rate, rhs* ABS survey suspended between May ’08 & Nov ’09^ scale reversedDwelling & energy pricesSources: ABS, Westpac Economics -202468Dec-19Dec-20Dec-21Dec-22Dec-23Dec-24%yr Auto fuel Electricity & gas Dwellings & rent Household goods Household servicesWestpacf’casts (% contribution to CPI)

Australian economy: slower growth expected in 2023. 112Higher rates and high inflation to impact.Economics Westpac Group 2022 Full Year Results Presentation & Investor Discussion PackAustralia’s GDP profile (index)Sources: ABS, Westpac Economics 889296100104108112889296100104108112Jun-17Jun-18Jun-19Jun-20Jun-21Jun-22Jun-23Jun-24IndexIndex pre COVID-19 forecast current forecastDec 2019 = 100Westpac f’casts toDec-23 Sources: ABS, Westpac EconomicsSources: ABS, Westpac Economics -2-10123456-2-10123456ConsumerHousing Business Investment PublicNet exportsGDPppts annualppts annual 2020 2021 2022f 2023f contributions to GDP growth, year end 4.5 3.4-0.71.0Australia’s growth mix (ppts, annual) Household deposits ($bn) and Household saving ratio (% of income) -40481216202428-200200600100014001800Jun-92Jun-97Jun-02Jun-07Jun-12Jun-17Jun-22% of income$bn Household deposits (lhs) Household saving ratio (rhs)Confidence: consumers and businesses 708090100110120130-30-20-100102030Sep-08Sep-11Sep-14Sep-17Sep-20net bal.index Business (lhs) Consumer (rhs)Mar-20 off scale: –68.2 Sources: Westpac MI, NAB, Westpac Economics

Commodities: demand shifting, supply remains tight.

Economics

Terms of Trade at record high in 2Q22.

Australian commodity prices (index)


2012=100
2012=100
Westpac f'casts to Dec-23
Iron ore
Met coal
Thermal coal
Brent
320
270
220
170
120
70
20
520
470
420
370
320
270
220
170
120
70
20
Oct-14
Oct-16
Oct-18
Oct-20
Oct-22

Sources: Westpac Economics, Bloomberg, ABS

Terms of Trade (index)


index
index
Westpac estimate 3Q22 67% above long run avg
Wool boom 1950/51
Historic average
140
120
100
80
60
40
Dec-50
Dec-60
Dec-70
Dec-80
Dec-90
Dec-00
Dec-10
Dec-20

Sources: ABS; Westpac Economics

Australian export composition[1] ($bn)


Mfg/Other, 50
Iron ore, 117
Rural, 43
Total $435bn
Services, 71
Coal, 43
Other resources, 75
LNG, 36

Sources: ABS, Westpac Economics

Australian export destinations[1] ($bn)


Other, 45
NZ, 10
Europe, 12
US, 19
China, 145
Goods exports $363bn
Asia, rest of, 65
Korea, 23
Japan, 44

Sources: ABS, Westpac Economics

Australian exports to China[1] ($bn)


Mfg/Other, 3
Rural, 13
Services, 16
Other resources, 9
Total $160bn
LNG, 10
Coal, 16
Iron ore, 93

Source: DFAT, ABS, Westpac Economics

1 All figures show $bn exports in 2020, note that figures may not sum due to rounding and other small differences in source data.

113 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Economics

Australian housing market.

Entering a significant correction phase; stabilisation expected late 2023.

Australian dwelling prices (%, 3 month annualised)


%
40
35
30
25
20
15
10
5
0
-5
-10
-15
-20
Macro-prudential measures
2019 election
COVID-19
'Delta'
Macro-prudential measures
rate cuts
rate hikes
Oct-14
Oct-15
Oct-16
Oct-17
Oct-18
Oct-19
Oct-20
Oct-21
Oct-22
Oct-23

Sources: CoreLogic, Westpac Economics

Dwelling prices (% change over period)

Capital city	Pop'n	Last 3 mths (to Oct-22)	Last 12 mths (Oct-22)	Last 5 years (to Oct-22)
Sydney	5.4m	Down 5.3%	Down 8.6%	Up 9.7%
Melbourne	5.1m	Down 3.1%	Down 5.6%	Up 4.3%
Brisbane	2.6m	Down 5.4%	Up 8.4%	Up 36.0%
Perth	2.1m	Down 0.7%	Up 4.0%	Up 18.2%

Sources: CoreLogic, Westpac Economics

Westpac Economics dwelling price forecasts (annual %)

Capital city	Pop'n	avg*	2020	2021	2022f	2023f	2024f
Sydney	5.4m	6.3	2.7	25.3	-10	-8	1
Melbourne	5.1m	5.0	-1.3	15.1	-8	-10	1
Brisbane	2.6m	4.9	3.6	27.4	2	-6	3
Perth	2.1m	1.1	7.3	13.1	2	-4	3
Australia	**26m**	**5.1**	**1.8**	**20.9**	**-6**	**-8**	**2**

* average last 10yrs
Sources: CoreLogic, Westpac Economics

114 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Australian housing market.115 Westpac Group 2022 Full Year Results Presentation & Investor Discussion PackResidential property: sales vs listings 152025303515171921232527293133Oct-10Oct-12Oct-14Oct-16Oct-18Oct-20Oct-22‘000s‘000s New listings (lhs) Sales (lhs)Source: CoreLogic, WestpacEconomicsMonthly, capital citiescombined, seasonally adjusted by Westpac, smoothedSources: ABS, Westpac EconomicsHousing finance approvals by segment ($bn) 024681012141618024681012141618Sep-02Sep-06Sep-10Sep-14Sep-18Sep-22$bn$bn First home buyers Upgraders Investors Value of housing finance Auction clearance rates (monthly, %)Slowdown in activity in response to higher rates.Sources: APM, CoreLogic, Westpac Economics 25354555657585952535455565758595Oct-12Oct-15Oct-18Oct-21Oct-12Oct-15Oct-18Oct-21%%Seasonally adjusted by Westpaclatest week SydneyMelbourneEconomicsMortgage interest rates (%)Sources: RBA, Westpac Economics* Standard, owneroccupied, including discount –Nov 2022 is Westpac estimates assuming rates rise in line with RBA’s 25bp cash rate increase 01234567890123456789 Oct-08 Oct-10 Oct-12 Oct-14 Oct-16 Oct-18 Oct-20 Oct-22%% Variable* 3 year fixed

Australian housing market.Rental market continues to tighten.116 Westpac Group 2022 Full Year Results Presentation & Investor Discussion PackSources: CoreLogic, ABS, RBA, Westpac EconomicsAffordability: Australia (%)Housing-related consumer sentimentSources: Melbourne Institute, Westpac EconomicsRental vacancy rates (% quarterly, annual average)Sources: REIA, REINSW, REIV, SQM Research, Westpac Economics 012345678012345678Sep-97Sep-02Sep-07Sep-12Sep-17Sep-22%% Sydney Melbourne Perth Brisbanelatest month (where available) 4060801001201401601802006080100120140160Oct-08Oct-10Oct-12Oct-14Oct-16Oct-18Oct-20Oct-22indexindex 'time to buy a dwelling' (lhs) house price expectations (rhs)Share of average income required to raise a deposit over 5yrs and pay mortgage over first 5yrs for purchase of median-priced dwellingWestpac f’casts to Dec-232017 peaks 101520253035101520253035Sep-87Sep-93Sep-99Sep-05Sep-11Sep-17Sep-23%% Sydney Melbourne EconomicsDwelling stock and population: ann changeSources: ABS, AustralianGovernment, Westpac Economics -1000100200300400500-10001002003004005001900192019401960198020002020‘000s‘000s population dwellings Govt & Westpac forecasts to Jun-24

TAS567kThe Australian economy.Australian GDP and employment compositionPopulation 26 million.Sources: ABS, Westpac Economics1 Real, financial years. 2 GSP, exports are for 2020-21; Population at March 2022; Employment at September 2022.Economics 11788945966919 Mining Manufacturing Construction Transport, Utilities Wholesale, Retail Agriculture Household services Health Education Public administration Finance Business services 2696122121587416 Mining Manufacturing Construction Transport, Utilities Wholesale, Retail Agriculture Household services Health, Social Assistance Education Public Administration Finance Business servicesOutput by sector 2021 –22 (% contribution to GDP)1Australian employment by sector, Sep 2022 (%) 3223181662312620117232262011722011184431 NSW Victoria Queensland WA SA Tasmania GSP Population Employment ExportsRelative size of States (Share of Australia, %)2117 Westpac Group 2022 Full Year Results Presentation & Investor Discussion PackAustralian population WA2.8mSA1.8mQLD5.3mNT250kNSW8.2mVIC6.6mACT453k

Economics

New Zealand economic overview.

Interest rates rising in response to firm economy activity and increasing inflation.

New Zealand GDP ($bn)


$bn
$bn
80
75
70
65
60
55
Westpac
forecasts
'Red Traffic light'
(Omicron)
Initial COVID-19
lockdown
Delta
lockdown
Jun-18
Jun-19
Jun-20
Jun-21
Jun-22
Jun-23
Jun-24

Sources: Stats NZ, Westpac Economics

Consumer prices (% year)


%yr
%yr
Westpac
forecasts
RBNZ target band
9
8
7
6
5
4
3
2
1
0
2005
2008
2011
2014
2017
2020
2023

Sources: Stats NZ, Westpac Economics

Unemployment rate (%)


%
%
Westpac
forecasts
8
7
6
5
4
3
2
2006
2008
2011
2014
2016
2019
2022

Sources: Stats NZ, Westpac Economics

Official Cash Rate (%)


%
%
Westpac
forecasts
6
5
4
3
2
1
0
2010
2012
2014
2016
2018
2020
2022
2024

Sources: RBNZ, Westpac Economics

118 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

New Zealand economic activity.

Economics

Demand has remained firm in recent months.

Manufacturing conditions (index) and Service sector conditions (index)


Index
Index
70
60
50
40
30
20
Initial COVID-19 lockdown
Delta lockdown
Service sector conditions
Manufacturing conditions
2017
2018
2019
2020
2021
2022

Source: BusinessNZ

Residential dwelling consents (annual, total)


Annual total
Annual total
30000
25000
20000
15000
10000
5000
0
Auckland
Rest of NZ
2004
2007
2010
2013
2016
2019
2022

Source: Stats NZ

Monthly retail spending


$ mil
$ mil
7000
6000
5000
4000
3000
2000
Total
Core (excl. Fuel)
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Jul-21
Jan-22
Jul-22

Source: Stats NZ

Job advertisements (index)


Index
Index
225
200
175
150
125
100
75
50
25
0
2008
2010
2012
2014
2016
2018
2020
2022

Source: MBIE

119 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack

New Zealand inflation and interest rates.120Strong demand and shortage of suppliesDemand and supply pressures widespread, interest rates to continue pushing higher. Source: NZIEREconomics Westpac Group 2022 Full Year Results Presentation & Investor Discussion PackUnemployment rate (%) and Wage inflation (% year)Source: Stats NZSource: RBNZMortgage interest rates (%)Inflation (% yr) 0246802468200520082011201420172020 CPI excluding food, energy and vehicle fuels Headline inflationRBNZ targetband %yr %yrSource: Stats NZ 05101520250204060801002000200520102015202020002005201020152020 % of business highlighting a lack of demand as a constraint% of business highlighting a lack of supplies as a constraint 024681002468102010201220142016201820202022% OCR Two-year mortgage rate Floating rate% 0123456234567820052009201320172021 Unemployment rate (rhs) Wage inflation (lhs)% yr%

New Zealand exports.121Farmgate milk price ($/kg Ms)Commodity price strength expected to be sustained, services exports recovery in train. Source: Fonterra, Westpac EconomicsEconomics Westpac Group 2022 Full Year Results Presentation & Investor Discussion PackInternational visitor numbers (‘000)Source: Stats NZ, Westpac Economics Sources: RBNZ, Westpac EconomicsNew Zealand dollar (index)NZ export commodity prices (index)Source: ANZ 0100200300400010020030040020152017201920212023‘000‘000 Forecast 050100150200250300350400450050100150200250300350400450 2001 2005 2009 2013 2017 2021 Dairy Forestry products Meat, skins and woolIndex = 100 in 1986Index = 100 in 1986 50556065707580850.300.400.500.600.700.800.901.0020052010201520202025Index NZD/USD (lhs) NZD/EUR (lhs) TWI (rhs) NZD exchange rateForecast 024681012024681012 2003 2006 2009 2012 2015 2018 2021 2024 $/kg Ms$/kg MsForecast

New Zealand housing market.122New Zealand dwelling prices (index) The housing market is cooling as interest rates rise.Sources: REINZ, Westpac EconomicsEconomicsSources: REINZ, Stats NZ Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack 7501250175022502750750125017502250275020072009201120132015201720192021 Auckland Canterbury Wellington Other regionsIndexIndexHouse prices (nationwide, index) -20-10010203040500100020003000400020052009201320172021 Annual % change (lhs) Level (rhs)Westpac forecastsIndex = 1000 in 2005 %yrSources: QVNZ, Westpac EconomicsMonthly house sales and prices (% yr) -20-1001020304002,0004,0006,0008,00010,00012,00014,000 2004 2007 2010 2013 2016 2019 2022 Sales%yr Sales (lhs) House prices (rhs)Source: REINZ Dwelling prices (% change over period) Region Pop’nLast 3 mths (to Sep-22)Last 12 mths (to Sep-22)Last 5 years (to Sep-22) Auckland 1.7mDown 6.0%Up 11%Up 24% Wellington 0.5mDown 4.2%Down 17%Up 47% Canterbury 0.7mDown 3.5%FlatUp 51% Nationwide 5.1mDown 4.5%Down 8%Up 43% Forecast (Annual %)Ave. past 10 years202020212022f2023f2024f Nationwide 10%+17%+27%-11%-4%+1%

67391343451011 Primary industries Construction Electricity, gas, and water Manufacturing Wholesale, retail and accommodation Transport Financial and professional services Public administration Social services (incl. health and education) OtherThe New Zealand economy.123EconomyRegional GDPPopulation 5.1 million.Sources: Stats NZ, Westpac EconomicsNationwide GDP and employment figures are for the year to Dec 2021, regional figures are for the year to March 2020.EconomicsNZ employment by sector (%)Output 2022 -sector shares of GDP (%)Total nominal GDP 2021:$350bnCharts may not add to 100 due to rounding. Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack 61019184196188 Primary industries Construction Electricity, gas, and water Manufacturing Wholesale, retail and accommodation Transport Financial and professional services Public administration Social services (incl. health and education) OtherTotal nominal GDP 2019:$303bn Northland, $8bn4%of populationAuckland, $111bn33% of populationWaikato, $26bn10% of populationTaranaki, Whanganui/Manawatu, $20bn8% of populationWellington, $38bn11% of populationBay of Plenty, $17bn7% of populationSouthland, $6bn2% of populationOtago, $13bn5% of populationCanterbury, $37bn13% of populationWest Coast, $2bn1% of populationTasman/Nelson, $5bn2% of populationMarlborough, $3bn1% of population Gisborne/Hawke’s Bay, $10bn5% of population

Appendix and Disclaimer

Appendix 1: Cash earnings adjustments and notable items.

Appendix

Cash earnings adjustment ($m)	2H21	1H22	2H22	Description
Reported net profit	2,015	**3,280**	**2,414**	Net profit attributable to owners of Westpac Banking Corporation
Fair value (gain)/loss on economic hedges	(184)	**(204)**	**(266)**	Fair value on economic hedges (which do not qualify for hedge accounting under AAS) comprise: • The unrealised fair value (gain)/loss on foreign exchange hedges of future New Zealand earnings impacting non-interest income is reversed in deriving cash earnings as they may create a material timing difference on reported results but do not affect the Group's cash earnings over the life of the hedge. Westpac has ceased this activity, and at this stage no further adjustments will be recognised; and • The unrealised fair value (gain)/loss on hedges of accrual accounted term funding transactions are reversed in deriving cash earnings as they may create a material timing difference on reported results but do not affect the Group's cash earnings over the life of the hedge
Ineffective hedges	(16)	**19**	**33**	The unrealised (gain)/loss on ineffective hedges is reversed in deriving cash earnings because the gain or loss arising from the fair value movement in these hedges reverses over time and does not affect the Group's profits over time
Cash earnings	**1,815**	**3,095**	**2,181**	

Notable items ($m)	2H22	Description
Estimated customer refunds, payments, associated costs and litigation[1]	**(68)**	$17m decrease in revenue mostly due to additional remediation provisions related to wealth products, $80m increase in costs from our Australian customer remediation program and an increase in litigation costs and provisions
Write-down of goodwill, intangible and other assets[1]	**(129)**	Write-down of assets from a reduction in corporate office space required. The write-down considers the capitalised value of the remaining term of the lease less likely sublease income, $118m in costs, $82m after tax. Expenses associated with the accelerated consolidation of branches, $66m in costs, $47m after tax
Asset sales and revaluations[1]	**(1,089)**	This includes the loss on sale of Westpac Life Insurance Services Limited of $1,112m in non-interest income, $1,120m after tax. Expenses and revaluations associated with assets sales of $125m, $101m after tax, including those transactions announced in 2H22. A tax refund related to the sale of the Group's motor vehicle dealer finance and novated leasing business and vendor finance businesses
Total notable items	**(1,286)**	

1 For further information refer to Westpac's 2022 Full Year Results Announcement.

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Appendix 2: Cash earnings ex notable items.11261 For further information refer to Westpac’s 2022 Full Year Results Announcement.Appendix Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack 2H21 ($m)1H22 ($m)2H22 ($m)Change 2H22 –1H22 (%)Change 2H22 –2H21 (%)Net interest income8,1898,0218,58574Non-interest income1,8491,7031,586(7)(14)Net operating income10,0389,72410,17151Expenses(5,700)(5,135)(5,035)(2)(12)Core earnings4,3384,5895,1361218Impairment benefit/(charge)218(139)(196)41LargeTax and non-controlling interests (NCI)(1,422)(1,349)(1,473)94Cash earnings3,1343,1013,4671211

Appendix 3: Customer remediation.

Appendix

Milestones in FY22

- Paid or offered $567 million to approximately 2 million customers
- 14 major remediation programs were closed

Provisions for customer compensation and associated costs

Net provisions raised in FY22 for

- Refunds associated with certain ongoing advice fees charged by salaried financial planners and authorised representatives
- Additional remediation for wealth products
- Costs associated with the implementation and completion of remediation programs
- Release of provisions related to Westpac New Zealand

Provisions for customer refunds, payments and associated costs[1] ($m)	2017	2018	2019	2020	2021	FY22	Total
Banking	94	122	362	144	(135)	**2**	589
Wealth	75	146	802	208	251	**51**	1,533
Implementation costs	–	62	232	196	195	**32**	717
Cash earnings impact of above	118	231	977	384	218	**60**	1,988

1 Excludes provisions and costs associated with litigation. Notable items only.

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Appendix 4: Portfolio simplification progress.

Appendix

Transactions completed	Announced	Completed	Divestment CET1 benefit (bps, $m[1])
Zip Co Ltd.	Oct 2020	Oct 2020	Realised 8bps, ~$350m
Coinbase Inc.	May 2021	May 2021	Realised 7bps, ~$300m
Westpac NZ Wealth Advisory	Nov 2020	Dec 2020	–
Westpac General Insurance	Dec 2020	Jul 2021	Realised 12bps, ~$500m
Vendor Finance	Aug 2020	Jul 2021	Realised 1bp, ~40m
Westpac LMI	Mar 2021	Aug 2021	Realised 7bps, ~$300m
Westpac Life-NZ- Limited	Jul 2021	Feb 2022	Realised 7bps, ~$300m
Motor Vehicle Finance	Jun 2021	Mar 2022	Realised 8bps, ~$350m
Westpac Life Insurance[2]	Aug 2021	Aug 2022	Realised 13bps, ~$500m
Transactions announced	**Announced**	**Completion expected**	
Advance Asset Management	May 2022	First Half 2023	Expected 8bps, ~$350m
Successor funds transfer (SFT) of Superannuation[3]	May 2022	First Half 2023	
Divestment benefits (should SFT of Superannuation and sale of Advance Asset Management complete)			**71bps, ~$3,000m**

Other operations within Specialist Businesses (a range of options under consideration)

Platforms

Westpac Pacific[4]

Auto Finance (in run-off)

1 The value of capital released also includes the benefit of lower RWA. 2 Reflects the CET1 capital impact upon completion in Second Half 2022. The accounting loss on sale in Westpac Life Insurance was included in Second Half 2021 notable items impacting the CET1 capital ratio (-4bps) for September 2021. 3 BT personal and corporate superannuation funds. 4 On 22 September 2021, Westpac announced that the previously announced proposed sale of Westpac Pacific to Kina Bank was terminated by mutual agreement. Following subsequent consideration of alternative options, a sale appears unlikely in the short to medium term.

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Appendix 5: Reinventure – investing in fintech businesses.

Appendix

Westpac has committed $150m in fintech venture capital funds, managed by Reinventure
Reinventure enables Westpac to access insights and adjacent business opportunities, both in Australia and offshore
The model also helps Westpac to source commercial partnerships that create value for customers

New business models

MONEYME
Digital financial service company offering credit products to tech-savvy Australian consumers and businesses

Valiant
Business loan marketplace that matches SMEs to the best lender based on their characteristics and needs doorsteps
Helps home sellers make decisions about who they choose to sell their property mx51
Empowering banks to connect seamlessly with merchants and their customers zai
Full stack payments platform

Hey You
A payment app for customers when dining out or grabbing a coffee on the go

Auror.
Uses data to shed light on high volume crimes, improving prevention and detection zest
A consumer digital lending platform

Kredivo
A leading digital credit platform in Indonesia

ATHENA
Providing digital mortgage broking

New technology capabilities

kasada
Enterprise cyber security company that protects businesses from malicious bot attacks

CODELINGO
Enabling software development teams to scale processes and improve code quality

Polychain Capital
A fund of funds for cryptocurrency and blockchain technology

InDebted
Digitised debt collection, leveraging modern communications, automation and machine learning

Slyp
Smart receipts that automatically link purchase receipts to customers' bank accounts

Forte
Pioneering a new asset class called Tradeable Income Based Securities (TIBS)

IMMUTABLE
Creating real-game assets for developers, using blockchain technology frankieone
Helps banks and fintechs make better decisions using a single API and dashboard to manage KYC/AML and fraud

Safewill
Helping Australians create their wills online

instant
A one-click checkout platform transforming online transactions

Data, AI and analytics

BASIQ
Open Banking API platform that provides connectivity to over 100 financial sources across Australia and NZ

Curious thing
Conversational voice-based AI for digital interviewing, powered by machine learning

a-kin
AI company that integrates neuroscience into their platform creating capability that not only manages complex problems but is able to form intrinsic relationships with humans

Flybits
AI-powered, context-as-a-service platform, to deliver personalised experiences to customers

KEPLER ANALYTICS
B2B platform for physical retail stores that provides insights through their AI engine and in-store sensors dataro
Data-science-as-a-service AI-powered donor scoring software for the NFP sector

Logos are of the respective companies.

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Appendix 6: Sustainability.

Appendix

Industry recognition

Achieved highest ISS QualityScore for Environment and Social dimensions

Rated Prime status of "C" by ISS ESG

Sustainability indexes

Member of the DJSI Indices since 2002

At March 2022, Westpac has received an ESG Risk Rating of 24.2 from Sustainalytics and was assessed to be at Medium risk of experiencing material financial impacts from ESG factors[1]

Member of the FTSE4Good Index Series, of which Westpac has been a member since 2001

At 2022, Westpac has received an MSCI ESG Rating of A[2]

Ranked #1 in the ASX-50 and #2 in the world for transparency and effectiveness of our standalone sustainability Reporting, according to the 2021 Global ESG Monitor Report

Inclusion and diversity recognition

Recognised by the Bloomberg Gender Equality Index for the 6th consecutive year

Recognised as Silver Tier Employer in 2021 in the Australian Workplace Equality Index Awards

Accredited as Level 1 Activate as a Carer Friendly Employer under the CarersNSW Carers + Employers Program in 2020

1 Copyright ©2021 Sustainalytics. All rights reserved. This section contains information developed by Sustainalytics (www.sustainalytics.com). Such information and data are proprietary of Sustainalytics and/or its third party suppliers (Third Party Data) and are provided for informational purposes only. They do not constitute an endorsement of any product or project, nor an investment advice and are not warranted to be complete, timely, accurate or suitable for a particular purpose. Their use is subject to conditions available at https://www.sustainalytics.com/legal-disclaimers. 2 The use by WBC of any MSCI ESG Research LLC or its affiliates ("MSCI") data, and the use of MSCI logos, trademarks, service marks or index names herein, do not constitute a sponsorship, endorsement, recommendation, or promotion of WBC by MSCI. MSCI services and data are the property of MSCI or its information providers, and are provided 'as-is' and without warranty. MSCI names and logos are trademarks or service marks of MSCI.

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Appendix

Appendix 6: Sustainability.

Key commitments and partnerships

Principles for Responsible Banking
Signatory 2019

Signatory of:
Principles for Responsible Investment
Signatory (2007)

UN Sustainable Development Goals
CEO Statement of Commitment (2016)

Paris Climate Agreement
Supporter (2015)

Climate Measurement Standards Initiative (CMSI) Industry Partner (since 2020)

The Equator Principles
Founding Adopter,
First Australian Bank (2003)

UN Environment Program Finance Initiative
Founding Member (1991)

Financial Stability Board's Task Force on Climate-related Financial Disclosures
Align with and support

Climate Action 100+
Signatory (BT Financial Group 2017)

HESTA 40:40 Vision
Signatory 2021

RE100, an initiative of The Climate Group in partnership with CDP Member (2019)

Commitment to United Nations Global Compact Signatory (2002), Global Compact Network Australia Founding Member (2009)

Global Investor Statement to Government on the Climate Crisis
Signatory (BT Financial Group 2021)

The Montreal Carbon Pledge
Signatory (BT Financial Group 2014)

The Valuable 500
Signatory 2021

Climate Bonds Initiative
Partner

Carbon Markets Institute
Corporate Member

Australian Industry Energy Transitions Initiative
Partner (2022)

Australian Sustainable Finance Initiative
Founding Member

UN Women
Partner 2021

Carbon Neutral Certification
Since 2012 (previously NCOS)

Supply Nation
(for Indigenous owned businesses) Founding Member (2010)

Social Traders
(for social enterprises) (2016)

United Nations Tobacco-Free Finance pledge
Founding Signatory (2018)

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Appendix 6: Sustainability – footnotes.

Sustainability

Our commitment to sustainability.

1. Figure is cumulative since 2020. New lending represents the total of new and increases in lending commitments, excluding refinances. Taking us to over $3.8 billion towards our target of $15 billion by 2030 and achieving our target of $3.5 billion from 2020 to 2023. Total exposure to climate change solutions is $10.8 billion (TCE at 30 September 2022).
2. Lending and investment to climate change solutions is defined as the total direct and indirect financing of customers to the extent they are a) Involved in climate change solutions activities reported in total committed exposures at 30 September; or b) Undertake activities that are over and above what is considered to be business as usual in the relevant industry, and which produce a material net benefit to the environment. For further information on our definition of climate change solutions and climate change solutions activities refer to the Glossary section in our 2022 Sustainability Index and Datasheet.
3. Westpac Scholars Trust (ABN 35 600 251 071) is administered by Westpac Scholars Limited (ABN 72 168 847 041) as trustee for the Westpac Scholars Trust. Westpac Scholars Trust is a private charitable trust and neither the Trust nor the Trustee are part of the Westpac Group. Westpac provides administrative support, skilled volunteering, and funding for operational costs of Westpac Scholars Trust.
4. Active scholars refers to the total number of individuals who have been awarded a scholarship and have completed or are in the process of completing their degree or fellowship.
5. Taskforce on Nature-related Financial Disclosures (TNFD).
6. Committed funding includes future payments for grants that span over multiple years.

Our plan to become a net-zero, climate resilient bank.

1. Predominantly through a virtual power purchase agreement with Bomen Solar Farm in NSW and through other sources including Westpac rooftop solar and Large-Scale Generation Certificates sourced and retired on behalf of Westpac by Lendlease for Westpac's Barangaroo commercial office tenancy supply.
2. Certification is obtained for Westpac's Australian and New Zealand direct operations under the Australian Government's Climate Active Carbon Neutral Standard for Organisations and the New Zealand Toitū net carbonzero certification respectively. Further information can be found on the Sustainability Performance Reports page on our website.

Net-zero, climate resilient operations.

1. Excluding financed emissions.
2. Certification is obtained for Westpac's Australian and New Zealand direct operations under the Australian Government's Climate Active Carbon Neutral Standard for Organisations and the New Zealand Toitū net carbonzero certification respectively. Further information can be found on the Sustainability Performance Reports page on our website.
3. Predominantly through a virtual power purchase agreement with Bomen Solar Farm in NSW and through other sources including Westpac rooftop solar and Large-Scale Generation Certificates sourced and retired on behalf of Westpac by Lendlease for Westpac's Barangaroo commercial office tenancy supply.
4. Greenhouse gas (GHG).
5. 2022 figures include direct operations in Australia, New Zealand, Fiji, Papua New Guinea, Singapore, United Kingdom, China, Germany and the United States. Reporting boundary expanded since 2021 to include Singapore, China, Germany and the United States.
6. Update reflects change in baseline year from 2016 to 2021 only to align with our 2030 sector lending targets baseline. No change to level of ambition. This target is aligned with a 1.5°C pathway.
7. Revised Scope 3 supply chain (non-financed) emissions reduction target reflects change in baseline year from 2016 to 2021 and increase in ambition from a 'well-below 2°C degree' pathway to a 1.5°C pathway.

Supporting customers' transition to net-zero.

1. Over the period 1 October 2017 to 30 September 2022. Based on IJGlobal and Westpac Research data.
2. Figure is FY22 result. New lending represents the total of new and increases in lending commitments, excluding refinances. Taking us to over $3.8 billion towards our target of $15 billion by 2030 and achieving our target of $3.5 billion from 2020 to 2023. Total exposure to climate change solutions is $10.8 billion (TCE at 30 September 2022).
3. Lending and investment to climate change solutions is defined as the total direct and indirect financing of customers to the extent they are a) Involved in climate change solutions activities reported in total committed exposures at 30 September; or b) Undertake activities that are over and above what is considered to be business as usual in the relevant industry, and which produce a material net benefit to the environment. For further information on our definition of climate change solutions and climate change solutions activities refer to the Glossary section in our 2022 Sustainability Index and Datasheet.
4. WIB and WNZL customers only across multiple currencies and jurisdictions; Sustainable finance transactions include green, social, sustainability, sustainability-linked and re-linked loans and bonds; Total value of Sustainable Financing provided by banks at financial close. This includes the full value of a loan provided and also includes the full value of bond issued for any Debt Capital Markets (DCM) transaction where Westpac is a Joint Lead Manager (JLM).
5. Westpac New Zealand (WNZL) was Sole Sustainability Coordinator for six Sustainability-Linked Loans and Joint Sustainability Coordinator for one Sustainability-Linked Loan. Overall, New Zealand borrowers executed NZD3.98bn of Sustainability-Linked Loans, of which approximately a quarter (NZD0.94bn) sits on WNZL's Balance Sheet (this includes all known or publicly disclosed transactions to 30 September 2022).
6. Acting as Joint Sustainability Coordinator and Lead Arranger. Based on publicly announced transactions in Australia to 12 September 2022. For more information, refer to the media release at https://www.westpac.com.au/about-westpac/media/media-releases/2022/12-september1/ .
7. Westpac will start to roll-out the carbon tracking capability to select retail customers from 2023.
8. The loan is the first of its kind to require a customer to meet all parts of the Sustainable Agriculture Finance Initiative (SAFI) guidance. This guidance includes practices to reduce emissions and improve long-term climate resilience.
9. Westpac believes reducing emissions should be a priority in achieving the transition to net-zero. Carbon offsets and credits are likely to play a role to supplement decarbonisation in line with climate science where there are limited technological or financially viable alternatives to eliminate emissions.

The information on this page contains 'forward-looking statements' and statements of expectation reflecting Westpac's current views on future events. They are subject to change without notice and certain risks, uncertainties and assumptions which are, in many instances, beyond its control. Please refer to the disclaimer at the back of this presentation.

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Appendix 6: Sustainability – footnotes.

Sustainability

Targets set for five sectors in our lending portfolio.

1. Financed emissions are the Group's Scope 3 emissions attributable to its lending portfolios. We aim to achieve these targets by 30 September 2030.
2. Upstream oil and gas includes exploration, extraction and drilling companies, integrated oil and gas companies (that have upstream activities), and LNG producers. The scope does not include midstream and downstream companies.
3. International Energy Agency Net Zero by 2050 (IEA NZE) scenario specifies that no new (greenfield) oil and gas fields are needed beyond those projects that have already been committed (i.e. approved for development) as of 18 May 2021. The IEA NZE scenario is the International Energy Agency's Net Zero by 2050: A Roadmap for the Global Energy Sector report, 2021.
4. Where the Australian or New Zealand Government or regulator determines (or takes a formal public position) that supply from the asset being financed is necessary for national energy security.
5. A credible transition plan should be developed by reference to the best available science and should include Scope 1, 2 and 3 emissions and actions the company will take to achieve GHG reductions by 2050 aligned with a 1.5°C pathway.
6. Companies with >5% of their revenue coming directly from thermal coal mining (i.e. the production and sale of thermal coal). Adjacent sectors (including mining service providers) will be covered in other targets as appropriate. Transactional banking and rehabilitation bonds are excluded from our target.
7. Companies that are electricity generators include customers with >10% revenue coming from power generation or >5% revenues from thermal coal electricity generation. Target excludes electricity transmission / distribution companies and Scope 3 emissions of electricity generators.
8. Companies that produce clinker in-house. Target includes emissions generated from calcination in clinker production as well as fuel combustion and electricity consumption associated with the cement production process.
9. Discrete borrowers with office properties comprising a majority of their portfolio and with commercial real estate TCE > $75 million within Specialised Lending – Property Finance (Investment only) and Corporate portfolios, as defined under Pillar 3 reporting. This excludes construction finance.
10. Base building operational Scope 1 and 2 emissions. Target excludes all Scope 3 emissions (e.g. tenant emissions from electricity and appliance use, construction, embodied emissions and corporate activities).

Understanding our financed emissions.

1. Financed emissions are the Group's Scope 3 emissions attributable to its lending portfolios. Refer to our 'Net-Zero 2030 Targets and Financed Emissions – our methodology and approach' on our website for more information on our financed emissions analysis, including data sources, assumptions and limitations. Sectors in our financed emissions analysis is based on ANZSIC codes. These sector definitions differ from those used for our 2030 sector targets and Energy Sector Value Chain reporting.
2. Other (non-emissions intensive sectors) includes: accommodation; cafes and restaurants; construction; finance and insurance; property services and business services; services; trade; and undefined ANZSIC.

Climate-related metrics.

1. All figures in Energy Sector Value Chain diagram are TCE at 30 September 2022. WIB only. Refer to our 2022 Sustainability Index and Datasheet on our website for more information on our Energy Sector Value Chain reporting, including sector scope and definitions. Apart from Thermal coal in FY22, the definitions used for sectors in our Energy Sector Value Chain reporting currently differ from those used for our 2030 sector targets and financed emissions reporting.
2. Oil and gas extraction and Oil and gas exploration sector boundaries are defined based on Australian and New Zealand Standard Industry Classification (ANZSIC) codes.
3. For diversified miners, exposure to coal is apportioned by the percentage EBITDA contribution of coal in the miners' latest annual financial statements. Thermal coal exposure within diversified miners is immaterial.
4. The definition and scope of Thermal coal has been updated for FY22 only to align with the definition used for our 2030 sector target. For metrics relating to Thermal coal in FY20 and FY21 the sector definition and scope is detailed in the Glossary section in our 2022 Sustainability Index and Datasheet. Metallurgical coal mining is all other coal mining.
5. For Oil and gas extraction customers with LNG terminal operations, the exposures to LNG terminals are reported in the Transport category.
6. Australia and New Zealand only. These activities include customers with operations in several sectors – TCE is attributed based on business segment contribution.

Physical and transition risk metrics.

1. 'Higher risk' were locations where insurance may become more expensive or unavailable.
2. Share of Australian mortgage portfolio at 31 August 2022 in locations identified as likely to be exposed to higher physical risks under RCP2.6 and RCP8.5 scenarios by 2050. The change in the exposure of the portfolio from that reported in the 2022 Interim Financial Results is driven by the recent refinement in the methodology used in the physical climate risk analysis.
3. % of our current lending portfolio exposed to sectors which by 2050 may face relatively higher growth constraints under a 1.5°C scenario; at September 2022.

The information on this page contains 'forward-looking statements' and statements of expectation reflecting Westpac's current views on future events. They are subject to change without notice and certain risks, uncertainties and assumptions which are, in many instances, beyond its control. Please refer to the disclaimer at the back of this presentation.

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Appendix 7: Definitions – credit quality.

Appendix

90 days past due and not impaired	Includes facilities where: • Contractual payments of interest and / or principal are 90 or more calendar days overdue, including overdrafts or other revolving facilities that remain continuously outside approved limits by material amounts for 90 or more calendar days (including accounts for customers who have been granted hardship assistance); or • An order has been sought for the customer's bankruptcy or similar legal action has been instituted which may avoid or delay repayment of its credit obligations; and • The estimated net realisable value of assets / security to which Westpac has recourse is sufficient to cover repayment of all principal and interest, or where there are otherwise reasonable grounds to expect payment in full and interest is being taken to profit on an accrual basis. These facilities, while in default, are not treated as impaired for accounting purposes
Provision for expected credit losses (ECL)	Expected credit losses (ECL) are a probability-weighted estimate of the cash shortfalls expected to result from defaults over the relevant timeframe. They are determined by evaluating a range of possible outcomes and taking into account the time value of money, past events, current conditions and forecasts of future economic conditions
Collectively assessed provisions (CAPs)	Collectively assessed provisions for expected credit loss under AASB 9 represent the Expected Credit Loss (ECL) which is collectively assessed in pools of similar assets with similar risk characteristics. This incorporates forward-looking information and does not require an actual loss event to have occurred for an impairment provision to be recognised
Individually assessed provisions (IAPs)	Provisions raised for losses on loans that are known to be impaired and are assessed on an individual basis. The estimated losses on these impaired loans is based on expected future cash flows discounted to their present value and, as this discount unwinds, interest will be recognised in the income statement
Stage 1: 12 months ECL – performing	For financial assets where there has been no significant increase in credit risk since origination a provision for 12 months expected credit losses is recognised. Interest revenue is calculated on the gross carrying amount of the financial asset

Stage 2: Lifetime ECL – performing	For financial assets where there has been a significant increase in credit risk since origination but where the asset is still performing a provision for lifetime expected losses is recognised. Interest revenue is calculated on the gross carrying amount of the financial asset
Stage 3 Lifetime ECL – non-performing	For financial assets that are non-performing a provision for lifetime expected losses is recognised. Interest revenue is calculated on the carrying amount net of the provision for ECL rather than the gross carrying amount
Impaired assets	Includes exposures that have deteriorated to the point where full collection of interest and principal is in doubt, based on an assessment of the customer's outlook, cash flow, and the net realisation of value of assets to which recourse is held: • Facilities 90 days or more past due, and full recovery is in doubt: exposures where contractual payments are 90 or more days in arrears and the net realisable value of assets to which recourse is held may not be sufficient to allow full collection of interest and principal, including overdrafts or other revolving facilities that remain continuously outside approved limits by material amounts for 90 or more calendar days; • Non-accrual facilities: exposures with individually assessed impairment provisions held against them, excluding restructured loans; • Restructured facilities: exposures where the original contractual terms have been formally modified to provide for concessions of interest or principal for reasons related to the financial difficulties of the customer; • Other assets acquired through security enforcement (includes other real estate owned): includes the value of any other assets acquired as full or partial settlement of outstanding obligations through the enforcement of security arrangements; and • Any other facility where the full collection of interest and principal is in doubt
Stressed exposures	Watchlist and substandard, 90 days past due and not impaired and impaired exposures
Total committed exposures (TCE)	Represents the sum of the committed portion of direct lending (including funds placement overall and deposits placed), contingent and pre-settlement risk plus the committed portion of secondary market trading and underwriting risk
Watchlist and substandard	Loan facilities where customers are experiencing operating weakness and financial difficulty but are not expected to incur loss of interest or principal

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Appendix

Appendix 7: Definitions – segments, earnings drivers, capital and liquidity.

Segments	
Consumer	Consumer provides banking products and services, including mortgages, credit cards, personal loans, and savings and deposit products to Australian retail customers
Business	Business serves the banking needs of Australian small business, Agribusiness and Commercial customers
WIB	Westpac Institutional Bank (WIB) provides a broad range of financial products and services to corporate, institutional and government customers
Westpac NZ	Westpac New Zealand provides banking, wealth and insurance products and services for consumer, business and institutional customers in New Zealand
Specialist Businesses	Specialist Businesses comprises the operations that Westpac has decided to exit. The sale of Westpac Life Insurance Limited was completed in August 2022. In 2022, separate agreements were entered into to merge BT's personal and corporate superannuation funds through a successor fund transfer as well as the sale of Advance Asset Management. These transactions are subject to regulatory approval, and if granted are expected to complete in 2023. Other operations yet to be sold include the platforms. Special Businesses also manages Westpac Pacific which provides banking in Fiji and Papua New Guinea. The division operates under the Westpac, St.George, BankSA, Bank of Melbourne, and BT brands.
Group Businesses or GB	Group Businesses includes support functions such as Treasury, Customer Services and Technology, Corporate Services and Enterprise Services. It also includes Group-wide elimination entries arising on consolidation, centrally raised provisions and other unallocated revenue and expenses

Earnings drivers	
Average interest-earning assets (AIEA)	The average balance of assets held by the Group that generate interest income. Where possible, daily balances are used to calculate the average balance
Cash earnings per ordinary share	Cash earnings divided by the weighted average ordinary shares (cash earnings basis)
Core earnings	Net operating income less operating expenses
Full-time equivalent employees (FTE)	A calculation based on the number of hours worked by full and part-time employees as part of their normal duties. For example, the full-time equivalent of one FTE is 76 hours paid work per fortnight

Capital and liquidity	
Capital ratios	As defined by APRA (unless stated otherwise)
Committed liquidity facility (CLF)	The RBA makes available to Australian Authorised Deposit-taking Institutions (ADIs) a CLF that, subject to qualifying conditions, can be accessed to meet LCR requirements under APS210 Liquidity. APRA announced in September 2021 that ADIs subject to the LCR should reduce their CLF usage to zero by 1 January 2023.
High quality liquid assets (HQLA)	Assets which meet APRA's criteria for inclusion as HQLA in the numerator of the LCR
Internationally comparable ratios	Internationally comparable regulatory capital ratios are Westpac's estimated ratios after adjusting the capital ratios determined under APRA Basel III regulations for various items. Analysis aligns with the APRA study titled "International capital comparison study" dated 13 July 2015
Leverage ratio	As defined by APRA (unless stated otherwise). Tier 1 capital divided by 'exposure measure' and expressed as a percentage. 'Exposure measure' is the sum of on-balance sheet exposures, derivative exposures, securities financing transaction exposures and other off-balance sheet exposures
Liquidity coverage ratio (LCR)	An APRA requirement to maintain an adequate level of unencumbered high quality liquid assets, to meet liquidity needs for a 30 calendar day period under an APRA-defined severe stress scenario. Absent a situation of financial stress, the value of the LCR must not be less than 100%, effective 1 January 2015. LCR is calculated as the percentage ratio of stock of HQLA and CLF over the total net cash out-flows in a modelled 30 day defined stressed scenario
Net stable funding ratio (NSFR)	The NSFR is defined as the ratio of the amount of available stable funding (ASF) to the amount of required stable funding (RSF) defined by APRA. The amount of ASF is the portion of an ADI's capital and liabilities expected to be a reliable source of funds over a one year time horizon. The amount of RSF is a function of the liquidity characteristics and residual maturities of an ADI's assets and off-balance sheet activities. ADI's must maintain an NSFR of at least 100%
Risk weighted assets or RWA	Assets (both on and off-balance sheet) are risk weighted according to each asset's inherent potential for default and what the likely losses would be in case of default. In the case of non-asset-backed risks (ie. market and operational risk), RWA is determined by multiplying the capital requirements for those risks by 12.5

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Appendix 7: Definitions – other.

Appendix

Branch transactions	Branch transactions are typically withdrawals, deposits, transfers and payments
Customer satisfaction or CSAT	The Customer Satisfaction score is an average of customer satisfaction ratings of the customer's main financial institution for consumer or business banking on a scale of 0 to 10 (0 means 'extremely dissatisfied' and 10 means 'extremely satisfied')
CSAT (Main Bank Service Satisfaction) (Westpac NZ)	Source: 3 month rolling Retail Market Monitor data (survey conducted by Camorra Research). Respondents are asked to rate the overall level of service they receive from their main bank (self-selected which ONE bank is their main provider of financial services) on a scale of 1 (Poor) to 5 (Excellent). The rating represents % of respondents who scored 4 (Very Good) or 5 (Excellent)
CSAT – overall consumer	Source: DBM Consultants Consumer Atlas, February 2020 – August 2022, 6MMA. MFI customers
CSAT – overall business	Source: DBM Consultants Business Atlas, February 2020 – August 2022, 6MMA. MFI customers, all businesses
CSAT – SME	Source: DBM Consultants Business Atlas, August 2022 (2H22), February 2022 (1H22), August 2021 (2H21). MFI customers, Total SME businesses. Total SME businesses are those organisations with annual turnover under $5 million (excluding Agribusinesses)
Digitally active	Australian consumer and business customers who have had an authenticated session (including Quickzone) on Westpac Group digital banking platforms in the prior 90 days
Digital sales	Sales refers to digital sales of consumer core products only. Sales with a funded deposit or activation constitute a quality sale
Digital transactions	Digital transactions including payment and transfers that occur on Westpac Live and Compass platforms (excludes payments on other platforms such as Corporate Online and Business Banking Online)
MFI share	MFI share results are based on the number of customers who have a Main Financial Institution (MFI) relationship with an institution, as a proportion of the number of customers that have a MFI relationship with any institution
Business MFI share	Source: DBM Consultants Business Atlas, August 2022 (2H22), February 2022 (1H22), August 2021 (2H21), 12MMA. MFI Banking Group customers

Consumer MFI share	Source: DBM Consultants Consumer Atlas, August 2022 (2H22), February 2022 (1H22), August 2021 (2H21), February 2021 (1H21), 6MMA. MFI Banking Group customers
Net Promoter Score or NPS	Net Promoter Score measures the net likelihood of recommendation to others of the customer's main financial institution for retail or business banking. Net Promoter Score[SM] is a trademark of Bain & Co Inc., Satmetrix Systems, Inc., and Mr Frederick Reichheld. Using a 11 point numerical scale where 10 is 'Extremely likely' and 0 is 'Extremely unlikely', Net Promoter Score is calculated by subtracting the percentage of Detractors (0-6) from the percentage of Promoters (9-10)
NPS Agri (Westpac NZ)	6 month Agri Market Monitor data (survey conducted by Key Research). Respondents are asked about likelihood to recommend their main business bank to business colleagues, friends or family on a scale of 1 (extremely unlikely) to 10 (extremely likely). Net Promoter Score is represents % of Promoters (recommend score of 9 or 10) minus % of Detractors (recommend score of 1 to 6)
NPS Business (Westpac NZ)	Source: 6 month rolling Business Finance Monitor data (survey conducted by Kantar TNS among businesses with an annual turnover of $5 to $150 million). Respondents are asked about likelihood to recommend their main business bank to business colleagues and associates on a scale of 1 (extremely unlikely) to 10 (extremely likely). Net Promoter Score is represents % of Promoters (recommend score of 9 or 10) minus % of Detractors (recommend score of 1 to 6)
NPS Consumer (Westpac NZ)	Source: 3 month rolling Retail Market Monitor data (survey conducted by Camorra Research). Respondents are asked about likelihood to recommend their main bank to family and friends on a scale of 1 (extremely unlikely) to 10 (extremely likely). Net Promoter Score is represents % of Promoters (recommend score of 9 or 10) minus % of Detractors (recommend score of 1 to 6)
NPS – overall consumer	Source: DBM Consultants Consumer Atlas, February 2020 – August 2022, 6MMA. MFI customers
NPS – overall business	Source: DBM Consultants Business Atlas, February 2020 – August 2022, 6MMA. MFI customers, all businesses
St.George (SGB) Brands	SGB Brands (Consumer): St.George Bank, Bank of Melbourne, BankSA, RAMS, Dragondirect SGB Brands (Business): St.George Bank, Bank of Melbourne and BankSA

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Disclaimer.The material contained in this presentation is intended to be general background information on Westpac Banking Corporation (Westpac) and its activities.The information is supplied in summary form and is therefore not necessarily complete. It is not intended that it be relied uponas advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs. The material contained in this presentation may include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliabilityof the information.All amounts are in Australian dollars unless otherwise indicated.Unless otherwise noted, financial information in this presentation is presented on a cash earnings basis. Cash earnings is a non-GAAP measure. Refer to Westpac’s 2022 Full Year Financial Results (incorporating the requirements of Appendix 4E) for the year ended 30 September 2022 available at www.westpac.com.au for details of the basis ofpreparation of cash earnings. Refer to page 42 for an explanation of cash earnings and Appendix 1 page 125 for a reconciliation of reported net profit to cash earnings.This presentation contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the US Securities Exchange Act of 1934. Forward-looking statements are statements about matters that are not historical facts. Forward-looking statements appear in a number of places in this presentation and include statements regarding our intent, belief or current expectations with respect to our business and operations, macro and micro economic and market conditions, results of operations and financial condition, capital adequacy and risk management, including, without limitation, future loan loss provisions and financial support to certain borrowers, forecasted economic indicators and performance metric outcomes, indicative drivers, climate-and other sustainability-related statements, commitments, targets, projections and metrics, and other estimated and proxy data.We use words such as ‘will’, ‘may’, ‘expect’, ‘intend’, ‘seek’, ‘would’, ‘should’, ‘could’, ‘continue’, ‘plan’, ‘estimate’, ‘anticipate’, ‘believe’, ‘probability’, ‘indicative’, ‘risk’, ‘aim’, ‘outlook’, ‘forecast’, ‘f’cast’, ‘f’, ‘assumption’, ‘projection’, ‘target’, ‘goal’, ‘guidance’, ‘ambition’, or other similar words to identify forward-looking statements, or otherwise identify forward-looking statements. These forward-looking statements reflect our current views on future events and are subject to change, certain known and unknown risks, uncertainties and assumptions and other factors which are, in many instances, beyond our control (and the control of our officers, employees, agents and advisors), and have been made based on management’s expectations or beliefs concerning future developmentsand their potential effect upon us. Forward-looking statements may also be made, verbally or in writing, by members of Westpac’s management or Board in connection with this presentation. Such statements aresubject to the same limitations, uncertainties, assumptions and disclaimers set out in this presentation. There can be no assurance that future developments or performance will align with our expectations or that the effect of future developments on us will be those anticipated. Actual results could differ materially from those we expect or which are expressed or implied in forward-looking statements, depending on various factors including, but not limited to, those described in the section titled ‘Risk factors' in our 2022 Annual Report available at www.westpac.com.au. When relying on forward-looking statements to make decisions with respect to us, investors and others should carefully consider such factors and other uncertainties and events. Except as required by law, we assume no obligation to revise or update any forward-looking statements contained in this presentation, whether from new information, future events, conditions or otherwise, after the date of this presentation.Further important information regarding climate change and sustainability-related statements This presentation contains forward-looking statements and other representations relating to environment, social and governance (ESG) topics, including but not limited to climate change, net-zero, climate resilience, natural capital, emissions intensity and other sustainability related statements, commitments, targets, projections, scenarios, risk and opportunity assessments, pathways, forecasts, estimated projections and other proxy data. These are subject to known and unknown risks, and there are significant uncertainties, limitations, risks and assumptions in the metrics and modelling on which these statements rely. In particular, the metrics, methodologies and data relating to climate and sustainability are rapidly evolving and maturing, including variations in approaches and common standards in estimating and calculating emissions, and uncertainty around future climate and sustainability related policy and legislation. There are inherent limits in the current scientific understanding of climate change and its impacts. Some material contained in this presentation may include information including, without limitation, methodologies, modelling, scenarios, reports, benchmarks,tools and data, derived from publicly available or government or industry sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of such information. There is a risk that the estimates, judgements, assumptions, views, models, scenarios or projections used may turn out to be incorrect. These risks may cause actual outcomes, including the ability to meetcommitments and targets, to differ materially from those expressed or implied in this presentation. The climate and sustainability related forward-looking statements made in this presentation are not guarantees or predictions of future performance and Westpac gives no representation, warranty or assurance (including as to the quality, accuracy or completeness of these statements), nor guarantee that the occurrence of the events expressed or implied in any forward-looking statement will occur. There are usually differences between forecast and actual results because events and actual circumstances frequently do not occur as forecast and these differences may be material. Westpac will continue to review and develop its approach to ESG as this subject area matures. Disclaimer138 Westpac Group 2022 Full Year Results Presentation & Investor Discussion Pack